UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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OVERSEAS SHIPHOLDING GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERSEAS SHIPHOLDING GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 8, 2016

To the Stockholders of Overseas Shipholding Group, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Overseas Shipholding Group, Inc. (the “Company”), which will be held at the Westin New York Grand Central Hotel, 212 East 42nd, 3rd Floor, Room-Track 61, New York, New York, on Wednesday, June 8, 2016, at 2:00 P.M.

The meeting will be held for the following purposes:

(1)	To elect ten directors, the names of whom are set forth in the accompanying Proxy Statement, to serve until the 2017 Annual Meeting of Stockholders of the Company;
(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2016;
(3)	To approve, by advisory vote, the compensation of the Named Executive Officers for 2015 (as described in the “Compensation Discussion and Analysis” section and in the accompanying compensation tables and narrative in the accompanying Proxy Statement); and
(4)	To transact such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on April 15, 2016 are the only stockholders entitled to notice of, and to vote at, the Annual Meeting. The stockholders list will be open to the examination of stockholders for any purpose germane to the Annual Meeting, during ordinary business hours for a period of ten days prior to the Annual Meeting, at the Company’s offices, 600 Third Avenue, 39th Floor, New York, New York.

We are taking advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders over the Internet. We believe these rules allow us to provide stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. If you received a printed copy of the materials, we have enclosed a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 with this notice and the accompanying Proxy Statement.

Your vote and that your shares be represented at the meeting are both very important. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card, even if you plan to attend the Annual Meeting in person. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.

By order of the Board of Directors,

JAMES D. SMALL III
Senior Vice President, General Counsel and Secretary

New York, New York
April 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2016

The Notice of Annual Meeting of Stockholders of the Company to be held on June 8, 2016, the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available at http://ir.osg.com.

i

OVERSEAS SHIPHOLDING GROUP, INC.
1301 Avenue of the Americas
New York, New York 10019

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of Overseas Shipholding Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 8, 2016 at 2:00 p.m. local time, or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Westin New York Grand Central Hotel, 212 East 42nd Street, 3rd Floor, Room-Track 61, New York, New York.

Any stockholder giving a proxy may revoke it at any time before it is exercised at the meeting. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about April 29, 2016.

Record Date, Shares Outstanding and Voting

Only stockholders of record at the close of business on April 15, 2016 (the “record date”) will be entitled to vote at the Annual Meeting. As of the record date, the Company had two classes of voting securities, its Class A Common Stock, of which 393,629,532 shares were outstanding on the record date and entitled to one vote each, and its Class B Common Stock, of which 7,440,478 shares were outstanding on the record date and entitled to one vote each (collectively, the “Common Stock”). All of the outstanding shares of Common Stock shall vote as a single class on all matters.

All shares represented by the accompanying proxy, if the proxy is duly executed and received by the Company at or prior to the meeting, will be voted at the meeting in accordance with the instructions provided therein. If no such instructions are provided, the proxy will be voted (1) FOR the election of directors, (2) FOR the ratification of the appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for 2016, and (3) FOR the approval, in an advisory vote, of the compensation for 2015 of the executive officers named in the Summary Compensation Table in this Proxy Statement (each, a “Named Executive Officer” and collectively, the “Named Executive Officers” or “NEOs”), as described in “Compensation Discussion and Analysis” section and in the accompanying compensation tables and narrative in this Proxy Statement.

Each of the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 requires the affirmative vote (in person or by proxy) of a majority of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The advisory vote on approval of the compensation to the Named Executive Officers for 2015 is non-binding, but the Board and the Human Resources and Compensation Committee (the “Compensation Committee”) will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.

Your vote and that your shares be represented at the meeting are both very important. We urge you to vote as soon as possible by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card, even if you plan to attend the Annual Meeting in person.

Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting (and will have the same effect as “AGAINST” votes, except with respect to the election of directors where abstentions will not be counted), whereas broker “non-votes” will not be counted for purposes of determining the number of votes cast.

The NYSE MKT (the “NYSE MKT”) rules permit brokers to vote for routine matters such as the ratification of the appointment of PricewaterhouseCoopers LLP without receiving instructions from the beneficial owner of the shares. NYSE MKT rules prohibit brokers from voting on the election of directors, executive compensation and other non-routine matters without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes.” “Broker non-votes” will be counted for quorum purposes (as they are present and entitled to vote on the ratification of the appointment of PricewaterhouseCoopers LLP) but will not affect the outcome of any other matter being voted upon at the Annual Meeting. Under current applicable rules, unless provided with voting instructions, a broker cannot vote shares of Common Stock for the election of directors, or on the advisory vote concerning the approval of the compensation of the Named Executive Officers for 2015.

As all of these matters are very important to the Company, we urge you to vote your shares by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card.

If you are a participant in the Savings Plan of the Company (the “Savings Plan”) and hold Common Stock in the Savings Plan, shares of Common Stock that are held for you under the Savings Plan may be voted through the proxy card accompanying this mailing. The Savings Plan is administered by Vanguard Fiduciary Trust Company, as Trustee. The Trustee, as the stockholder of record of the Common Stock held in the Savings Plan, will vote the shares held for you in accordance with the directions you give by voting online or by completing and returning a proxy card if you received one. If the Trustee does not receive instructions to the voting of any shares of Common Stock held under the Savings Plan, the Trustee will vote those shares in the same proportion as it votes shares as to which directions have been received.

Expenses

The cost of soliciting proxies for the meeting will be borne by the Company. Innisfree M&A Incorporated has been retained by the Company to assist with the solicitation of votes for a fee of $10,000 plus reimbursement of expenses to be paid by the Company. The Company will also reimburse brokers and others who are only record holders of the Company’s shares for their reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares. Directors and officers of the Company may solicit proxies personally or by telephone or facsimile but will not receive additional compensation for doing so.

Proposals for 2017 Annual Meeting of Stockholders

Any proposals of stockholders that are intended to be presented at the Company’s 2017 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than December 31, 2016, and must comply with all other applicable legal requirements, in order to be included in the Company’s proxy statement and form of proxy for that meeting.

Stockholders who wish to propose a matter for action at the Company’s 2017 Annual Meeting, including the nomination of directors, but who do not wish to have a proposal or nomination included in the proxy statement for that meeting, must notify the Company in writing of the information required by the provisions of the Company’s Amended and Restated By-laws (the “By-laws”) dealing with stockholder proposals. The notice must be delivered to the Company’s Corporate Secretary between March 10, 2017 and April 9, 2017. Stockholders can obtain a copy of the By-laws by writing the Corporate Secretary at the following address: Corporate Secretary, Overseas Shipholding Group, Inc., 600 Third Avenue, 39th Floor, New York, NY 10016.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)

The ten nominees for election at the forthcoming meeting, all of whom are presently directors of the Company, are listed below. The nominees listed below were selected by the Board upon the recommendation of the Corporate Governance and Risk Assessment Committee (the “Governance Committee”). Unless otherwise directed, the proxy will be voted for the election of these nominees, to serve until the 2017 Annual Meeting of Stockholders of the Company and until their successors are elected and qualify.

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since
Douglas D. Wheat (65)	Mr. Wheat has served as Chairman of the Board of the Company since December 19, 2014. He has been a Managing Partner of Southlake Equity Group, a private equity firm which he founded, since its inception in 2007. From 1992 until 2006, Mr. Wheat was President of Haas Wheat & Partners. Prior to the formation of Haas Wheat, Mr. Wheat was a founding member of the merchant banking group at Donaldson, Lufkin & Jenrette where he specialized in leveraged buyout financing. From 1974 to 1984, Mr. Wheat practiced corporate and securities law in Dallas, Texas. Mr. Wheat is currently the Chairman of the board of directors of AMN Healthcare Services, Inc. (“AMN”). He has been a director of AMN since 1999, becoming Chairman in 2007. He also serves as Vice Chairman of Dex Media, Inc. and served as Chairman of SuperMedia prior to its merger with Dex One. Mr. Wheat has also previously served as a member of the board of directors of several other companies including among others: Playtex Products; Dr Pepper/Seven-Up Companies, Inc.; Dr Pepper Bottling of the Southwest, Inc.; Walls Industries, Inc.; Alliance Imaging, Inc.; Thermadyne Industries, Inc.; Sybron International Corporation; Nebraska Book Corporation; ALC Communications Corporation; Mother’s Cookies, Inc.; and Stella Cheese Company. Mr. Wheat received both his Juris Doctor and Bachelor of Science degrees from the University of Kansas in 1974 and 1972, respectively. Mr. Wheat’s finance and legal expertise and experience serving on numerous boards of directors make him a valuable asset to the Board.	2014

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since
Timothy J. Bernlohr (57)	Mr. Bernlohr is the Founder and Managing Member of TJB Management Consulting, LLC, which specializes in providing project-specific consulting services to businesses in transformation, including restructurings, interim executive management and strategic planning services, since 2005. He is also the former President and Chief Executive Officer of RBX Industries, Inc. (“RBX”), which was a nationally recognized leader in the design, manufacture and marketing of rubber and plastic materials to the automotive, construction and industrial markets. Prior to joining RBX in 1997, Mr. Bernlohr spent 16 years in the International and Industry Products division of Armstrong World Industries, where he served in a variety of management positions. Mr. Bernlohr currently serves as a Director of Atlas Air Worldwide Holdings, Inc., WesRock Company and Lead Director of Chemtura Corp. Additionally, Mr. Bernlohr serves as Chairman of Champion Home Builders, Inc. and Chairman of Contech Engineered Solutions, both privately-held corporations. Within the past five years, Mr. Bernlohr served as an independent director of the following publicly-held companies: WCI Steel Company; Ambassador’ International; Smurfit Stone Container Corporation; Aventine Renewable Resources; Rock-Tenn Company; and Cash Store Financial Services, Inc. Mr. Bernlohr is a graduate of Pennsylvania State University. Mr. Bernlohr’s experience serving as a chief executive of an international manufacturing company and his varied directorship positions make him a valuable asset to the Board.	2014
Ian T. Blackley (61)	Mr. Blackley is the President and Chief Executive Officer (“CEO”) of the Company having been elected to such position on January 20, 2015. Since joining the Company in 1991, Mr. Blackley has held numerous operating and financial positions. Prior to his election as President and CEO, Mr. Blackley served as Executive Vice President and Chief Operating Officer of the Company from December 19, 2014. Mr. Blackley served as Senior Vice President from May 2009 through December 2014, as Chief Financial Officer from April 2013 through December 2014, and Head of International Shipping from January 2009 through April 2013. Mr. Blackley also served as Managing Director and Chief Operating Officer of OSG Ship Management (UK) Ltd. from September 2005 through April 2013. Mr. Blackley began his seagoing career in 1971, serving as a captain from 1987 to 1991. He holds a diploma in Nautical Science from Glasgow College of Nautical Studies and a Master Mariner Class I license. Mr. Blackley’s extensive experience both with the shipping industry generally and OSG in particular make him a valuable asset to the Board.	2015

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since
Joseph I. Kronsberg (33)	Mr. Kronsberg has served in various roles at Cyrus Capital Partners, L.P. since 2006, and is currently a Principal responsible for certain investments in the financial, shipping and energy sectors. Previously, Mr. Kronsberg worked at Greenhill & Co. as a generalist in its Mergers & Acquisitions and Restructuring departments. Mr. Kronsberg has a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania where he graduated summa cum laude. Mr. Kronsberg’s extensive financial expertise and experience in investing and investment management make him a valuable asset to the Board.	2015
Samuel H. Norton (57)	Mr. Norton co-founded in 2006 SeaChange Maritime, LLC, an owner and operator of container ships, and has served as its Chairman and Chief Executive Officer since the company’s inception. Mr. Norton spent the seventeen-year period ended July 2005 as a senior executive officer at Tanker Pacific Management (Singapore) Pte. Ltd. In 1995, Mr. Norton initiated and led the entry of the Sammy Ofer Group into the container segment, and acquired and operated the first container vessels in the group’s fleet. While at Tanker Pacific, Mr. Norton also conceived and started a related business, Tanker Pacific Offshore Terminals, which owns and operates a fleet of floating, offshore oil storage terminals. Prior to joining the Ofer group, Mr. Norton played a lead role in the Asian distressed assets group of the First National Bank of Boston, a position which acquainted him with the shipping industry and the Ofer family. Mr. Norton holds a Bachelor of Arts in Chinese Language and Literature from Dartmouth College where he graduated in 1981. Mr. Norton’s substantial experience in the shipping industry makes him a valuable asset to the Board.	2014

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since
Ronald Steger (62)	Mr. Steger began his career with KPMG, an audit, tax and advisory firm, in 1976 and was admitted into the partnership in 1986. He served as an SEC Reviewing Partner, one of the firm’s most senior audit technical positions, from 2003 to 2013, and has extensive experience serving the needs of a wide variety of Fortune 1000 companies in the technology industry. Mr. Steger worked as the Global Leader of KPMG’s semiconductor practice as well as the National Industry Director for electronics. He has presented to various trade associations and client conferences related to the global semiconductor industry, was a frequent panelist with KPMG’s Audit Committee Institute and serves on the Advisory Board of ATREG, a global advisory firm specializing in the semiconductor and related advanced technology verticals. Mr. Steger also serves as the Senior Technical Advisor to the Effectus Group, an accounting advisory firm based in Silicon Valley. After working for the firm for the past 37 years in New York, Munich, Silicon Valley, Orange County, California and Austin, Texas, Mr. Steger retired from KPMG on December 31, 2013. Mr. Steger holds a Bachelor of Science in Accounting from Villanova University. Mr. Steger’s extensive financial and accounting expertise makes him a valuable asset to the Board.	2014
Gary Eugene Taylor (62)	Mr. Taylor is a former member of the U.S. Congress, having served for 21 years until January 2011. Mr. Taylor served as a senior member of the House Armed Services Committee and most recently as Chairman of the Seapower Subcommittee, providing oversight of expenditures for Navy and Marine Corps programs. As Chairman, Mr. Taylor worked with senior Navy leadership to develop a 30-year shipbuilding plan. As a member of the Merchant Marine Committee, Mr. Taylor helped guide passage of the Oil Pollution Act of 1990, the U.S. law that regulates the shipment of petroleum products in U.S. waters. Mr. Taylor also served as a senior member of the House Transportation and Infrastructure Committee. He co-chaired the Shipbuilding Caucus, the Coast Guard Caucus, the National Guard and Reserve Caucus and the Expeditionary Warfare Caucus. After leaving Congress, Mr. Taylor worked on business development for E.N. Bisso in the ship assist business on the Mississippi River. From September 2011 until December 2013, Mr. Taylor served as a consultant for Navistar Defense on the Mine Resistant Ambush Protected vehicle program. Mr. Taylor has served as a Commissioner on the Hancock County Port and Harbor Commission since June 2012, providing oversight for the Port Bienville Industrial Park and Stennis International Airport in Hancock County, Mississippi. He is a graduate of Tulane University. Mr. Taylor’s extensive expertise in shipping regulation makes him a valuable asset to the Board.	2014

Name (age)	Business Experience during the Past Five Years and Other Information	Director Since
Chad L. Valerio (35)	Mr. Valerio is a Portfolio Manager at BlueMountain Capital Management LLC (“BlueMountain”). At BlueMountain, Mr. Valerio is responsible for investments across a range of industries, including several in the shipping sector, and he has significant experience in financial analysis, corporate transactions, and capital markets. Prior to joining BlueMountain in 2013, Mr. Valerio was a Director and the Head of Trading for Deutsche Bank’s U.S. Distressed Products Group. He also held roles as a research analyst in the Distressed Products Group and in investment banking in the Consumers and Mergers & Acquisitions groups at Deutsche Bank, where he was employed since 2002. Mr. Valerio graduated magna cum laude from Georgetown University with a Bachelor of Science in Finance and Accounting. His significant experience in investment management, financial analysis, corporate transactions, and capital markets make him a valuable asset to the Board.	2015
Ty E. Wallach (44)	Mr. Wallach is a Partner at Paulson & Co. Inc. (“Paulson”) and a Co-Portfolio Manager at Paulson’s credit funds. Since joining Paulson in 2008, he has led numerous investments in the debt and equity of distressed and leveraged companies. Prior to joining Paulson, Mr. Wallach was a partner and Managing Director at Oak Hill Advisors, serving most recently as Co-Head of European Investments. He currently serves on the board of directors of ESH Hospitality, Inc., as well as on the boards of two non-profit organizations, Focus for a Future Inc. and New Heights Youth, Inc. Mr. Wallach is a graduate of Princeton University. Mr. Wallach’s substantial expertise in finance and investment management with leading organizations make him a valuable asset to the Board.	2015
Gregory A. Wright (66)	Mr. Wright co-founded One Cypress Energy LLC in 2011 and has served as its Chief Financial Officer since inception. Mr. Wright is the former Chief Financial Officer and Chief Administrative Officer of Tesoro Corporation. Mr. Wright worked for Tesoro from 1995 until his retirement in 2010, leading the company from a small exploration and production company into the third largest independent refining and marketing company in the United States. Prior to joining Tesoro, Mr. Wright worked for Valero Energy Corporation for 14 years in various positions, including Vice President of Finance, Vice President of Business Development, Vice President of Planning and Vice President of Investor Relations. Prior to joining Valero, he worked for nine years for Columbia Gas Systems Inc. in various positions in accounting, budgeting and corporate planning. He graduated from The Ohio State University with a Bachelor of Business Administration in accounting and received his Masters of Business Administration with a concentration in finance from the University of Delaware. Mr. Wright’s extensive financial leadership experience and accounting expertise make him a valuable asset to the Board.	2014

The Board recommends a vote “FOR” the election of each of the nominees for director named in this Proxy Statement.

The Board has determined that each of the director nominees other than Mr. Blackley is independent within the meaning of the applicable rules of the Securities and Exchange Commission (the “SEC”) and the listing standards of the New York Stock Exchange (the “NYSE”) and the NYSE MKT, and that each of the director nominees other than Messrs. Blackley, Kronsberg, Valerio and Wallach is independent under the rules of the SEC, the NYSE and the NYSE MKT relating to audit committees. See “Information About the Board and Corporate Governance — Independence” below.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN OTHER BENEFICIAL OWNERS

The tables below set forth certain beneficial ownership information with respect to each director nominee and Named Executive Officer, and each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company. The information with respect to beneficial ownership by the identified stockholders was prepared based on information supplied by such stockholders in their filings with the SEC. Except as disclosed in the notes to these tables and subject to applicable community property laws, the Company believes that each beneficial owner identified in the table possesses sole voting and investment power over all Common Stock shown as beneficially owned by the beneficial owner.

Beneficial ownership for the purposes of the following tables is determined in accordance with the rules and regulations of the SEC. Those rules generally provide that a person is the beneficial owner of shares if such person has or shares the power to vote or direct the voting of shares, or to dispose or direct the disposition of shares or has the right to acquire such powers within 60 days. For purposes of calculating each person’s percentage ownership, shares of Common Stock issuable pursuant to options or warrants exercisable within 60 days are included as outstanding and beneficially owned for that person, but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. In some cases, the Company believes that foreign ownership or other restrictions may limit the ability of warrant holders to exercise warrants they hold, meaning that such persons may not be required to report share ownership as they would not be entitled to receive the underlying shares of Common Stock. The percentage of beneficial ownership is based on 401,170,010 shares of the Company’s Common Stock outstanding as of the record date (April 15, 2016), consisting of 393,629,532 shares of the Company’s Class A Common Stock and 7,440,478 shares of the Company’s Class B Common Stock (each of which is convertible into one share of Class A Common Stock), and excludes any treasury stock. On the record date, there were 138,173,964 Class A warrants (exercisable for 157,794,667 shares of Class A Common Stock) and 479,341 Class B warrants (exercisable for 479,341 shares of Class B Common Stock and 68,067 shares of Class A Common Stock that were not included in that calculation (other than to the extent set forth with respect to any individual stockholder below).

Directors and Executive Officers

The table below sets forth information as to each director nominee and each of the Named Executive Officers listed in the Summary Compensation Table in this Proxy Statement, and includes the amount and percentage of the Company’s Common Stock of which each director nominee, each Named Executive Officer, and all directors nominees and executive officers as a group, was the “beneficial owner” (as defined in regulations of the SEC) on the record date, all as reported to the Company. The address of each person identified below as of the date of this Proxy Statement is c/o Overseas Shipholding Group, Inc., 1301 Avenue of the Americas, New York, N.Y. 10019.

	Shares of Common Stock Beneficially Owned(1)
Name	Number		Percentage Beneficially Owned
Directors/Nominees
Douglas D. Wheat	112,248			*
Timothy J. Bernlohr	68,736			*
Ian T. Blackley	350,081	(2)		*
Joseph I. Kronsberg	—	(3)		*
Samuel H. Norton	68,736			*
Ronald Steger	68,736			*
Gary Eugene Taylor	68,736			*
Chad L. Valerio	—	(4)		*
Ty E. Wallach	—	(5)		*
Gregory A. Wright	68,736		*

	Shares of Common Stock Beneficially Owned(1)
Name	Number		Percentage Beneficially Owned
Other Named Executive Officers
Rick F. Oricchio	106,665		*
Lois K. Zabrocky	62,368	(6)	*
Henry P. Flinter	62,722	(6)	*
James D. Small III	169,889	(7)	*
All Directors/Nominees and Executive Officers as a Group (16 persons)	1,243,252	(8)	0.3%

*	Less than 0.1%
(1)	Includes shares of Common Stock issuable within 60 days of the record date upon the exercise of options or warrants owned by the indicated stockholders on that date.
(2)	Includes options for 276,014 shares of Common Stock.
(3)	Mr. Kronsberg is an employee of Cyrus Capital Partners, L.P. (“CCP”) which beneficially owns 63,930,984 shares of Common Stock, including 36,666 shares which were granted by the Company to CCP under the Company’s non-Employee Director Incentive Compensation Plan. The grant was made to CCP pursuant to agreements between CCP and Mr. Kronsberg under which CCP is required to receive all compensation in connection with Mr. Kronsberg’s directorship. Mr. Kronsberg disclaims beneficial ownership of all Company securities held by CCP except to the extent of his pecuniary interest therein, if any.
(4)	Mr. Valerio is a Portfolio Manager at BlueMountain which acts as an investment manager to private funds and accounts which hold 62,143,708 shares of Common Stock. In such role, Mr. Valerio may perform analyses and make recommendations with respect to that voting or investments by BlueMountain Funds and accounts holding securities of the Company. Mr. Valerio disclaims beneficial ownership of the Company’s securities held by such funds and accounts, except to the extent of his pecuniary interest therein, if any.
(5)	Mr. Wallach is a Partner at Paulson and a Co-Portfolio Manager at Paulson’s credit funds. Paulson is the investment manager of certain funds and accounts which beneficially own 66,485,089 shares of Common Stock. Mr. Wallach disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.
(6)	Includes options for 48,127 shares of Common Stock.
(7)	Includes options for 136,732 shares of Common Stock.
(8)	Includes options for 537,074 shares of Common Stock.

Other Beneficial Owners

Set forth below is information regarding stockholders of the Company’s Common Stock that are known by the Company to have been “beneficial owners” (as defined in regulations of the SEC) of 5% or more of the outstanding shares of the Common Stock as of the record date, as reported to the Company and the SEC.

	Shares of Common Stock Beneficially Owned*(1)
Name	Number	Percentage Beneficially Owned
Alden Funds(2)	38,819,992	9.3%
BHR Funds(3)	39,553,826	9.3%
BlueMountain Funds(4)	62,143,708	15.5%
Caxton Funds(5)	49,204,792	11.2%
Cyrus Funds(6)	63,930,984	15.6%
Paulson Funds(7)	66,485,089	16.4%

*	Unless otherwise stated in the notes to this table, the share and percentage ownership information presented is as of the record date. Luxor Capital Group, LP (“Luxor”) filed an amendment to a

Schedule 13G with the SEC on February 16, 2016 stating that on December 31, 2015 it was the beneficial owner of 31,344,951 shares of Common Stock (constituting 8.4% of the Common Stock at such time). Subsequently, Luxor informed the Company that as of the record date it and its affiliates no longer were beneficial owners of at least 5% of the Common Stock. Accordingly, Luxor is not listed in the table.
(1)	Includes shares of Class A Common Stock underlying all Class A warrants owned by such person (at the record date stock exercise ratio of 1.142 shares for every warrant) and shares of Class B Common Stock underlying all Class B warrants (at the record date exercise ratio of 1 share of Class B Common Stock and 0.142 share of Class A Common Stock for every Class B warrant) owned by such person, and assumes gross exercise of warrants without withholding of any shares pursuant to the cashless exercise procedures of the warrants. The Class A warrants and Class B warrants are immediately exercisable, but may only be exercised with the Company’s consent and are subject to certain citizenship rules and limitations on exercise, sale, transfer or other disposition.
(2)	Based on an amendment to a Schedule 13G filed on February 16, 2016 with respect to beneficial ownership of (i) 1,769,943 shares of Common Stock and 1,221,885 shares of Common Stock obtainable upon the exercise of 1,069,952 warrants held for the account of Alden Global BPI Fund, Ltd. (“Alden Global BPI”), (ii) 5,339,796 shares of Common Stock and 3,686,344 shares of Common Stock obtainable upon the exercise of 3,227,972 warrants held for the account of Alden Global Opportunities Master Fund, L.P. (“Alden Global Opportunities”), (iii) 11,508,263 shares of Common Stock and 7,944,762 shares of Common Stock obtainable upon the exercise of 6,956,884 warrants held for the account of Alden Global Value Recovery Master Fund, L.P. (“Alden Global Value”), (iv) 4,347,612 shares of Common Stock and 3,001,387 shares of Common Stock obtainable upon the exercise of 2,628,185 warrants held for the account of Turnpike Limited (together with Alden Global BPI, Alden Global Opportunities and Alden Global Value, the “Alden Funds”) and (v) 38,819, 992 shares of Common Stock by Alden Global Capital LLC (“Alden Capital”), which is the investment advisor to the Alden Funds and in such capacity, exercises voting and dispositive power over the shares of Common Stock held by the Alden Funds. The address of the principal business office of Alden Capital is 885 Third Avenue, 34th Floor, New York, NY 10022.
(3)	Based on an amendment to a Schedule 13D filed on July 17, 2015 with respect to beneficial ownership of 39,553,826 shares owned by BHR Capital LLC (“BHR Capital”). These shares include 25,615,897 shares issuable upon exercise of 22,430,733 Class A warrants. Of the 39,553,826 shares, 21,933,034 shares are owned by BHR-OSG On-Shore Funding LLC (“BHR-OSG”). BHR Capital is the managing member of BHR-OSG and the investment advisor to three other investment vehicles who hold shares. The business address of BHR Capital and BHR-OSG is 545 Madison Avenue, 10th Floor, New York, New York 10022, Attention: William J. Brown. The principal business of (i) BHR Capital is to serve as the investment manager to a number of private investment vehicles and to make investment decisions on behalf of those vehicles and (ii) BHR-OSG is to serve as a private investment vehicle.
(4)	Based on an amendment to a Schedule 13D filed on March 16, 2016 and a Form 4 filed on March 21, 2016, each with the SEC by the BlueMountain Funds with respect to beneficial ownership of (i) 62,143,708 shares by BlueMountain Capital Management, LLC (“Investment Manager”), (ii) 62,143,708 shares by BlueMountain GP Holdings, LLC (“GP Holdings”), (iii) 62,143,708 shares by BlueMountain Nautical LLC (“Nautical”), (iv) 62,143,708 shares by BlueMountain Guadalupe Peak Fund L.P. (“Guadalupe”), and (v) 62,143,708 shares by BlueMountain Long/Short Credit GP, LLC (“General Partner”). The principal business of: (i) each of Nautical and Guadalupe is to serve as a private investment fund; (ii) the General Partner is to serve as the general partner of Guadalupe and certain other private funds for which the Investment Manager serves as investment manager; (iii) GP Holdings is to serve as the sole owner of the General Partner and a number of other entities which act as the general partner of private investment funds for which the Investment Manager serves as investment manager (including Guadalupe); and (iv) the Investment Manager is to serve as investment manager to a number of private investment funds (including Guadalupe), to serve as non-member manager of Nautical and to make investment decisions on behalf of such entities. The business address of Nautical, Guadalupe, the General Partner, Investment Manager and GP Holdings is 280 Park Avenue, 12th Floor, New York, New York 10017.
(5)	Based on Schedule 13D filed on August 7, 2014 with the SEC by the Caxton Funds with respect to beneficial ownership of 11,973,758 shares and 37,231,034 shares issuable upon exercise of 32,601,606 warrants by each of Caxton International Limited (“Caxton International”), Caxton Associates LP (“Caxton”), Canterbury Holdings (USA) LLC (“Canterbury USA”), Canterbury Holdings Limited,

Andrew E. Law (“Law”) and Peter W. Agnes III (“Agnes”). The address of Caxton International is Maple Corporate Services (BVI) Ltd. Kingston Chambers, P.O. Box 173, Road Town, Tortola, B.V.I. The address of Caxton is 731 Alexander Road, Bldg. 2, Princeton, NJ 08540. The address of Canterbury USA is 500 Park Avenue, New York, NY 10022. The address of Law and of Agnes is c/o Caxton Associates LP, Attention Scott B. Bernstein, General Counsel, 731 Alexander Road, Bldg. 2, Princeton, NJ 08540.
(6)	Based on an amendment to a Schedule 13D filed on August 5, 2015 with the SEC by Cyrus Capital Partners, L.P. (“CCP”) with respect to beneficial ownership of 63,930,984 shares by each of CCP and Cyrus Capital Partners GP, L.L.C. (“CCPGP”) of which 9,555,388 shares are obtainable upon the exercise of 8,367,240 warrants and 36,666 shares vest on the earlier of November 3, 2016 and the date of the annual meeting of stockholders in 2016. As the (i) principal of CCP and (ii) principal of Cyrus Capital Partners GP, L.L.C., the general partner of CCP, Stephen C. Freidheim (“Freidheim”) may be deemed the beneficial owner of 63,930,984 shares of Class A Common Stock. The address of each of CCP, CCPGP and Freidheim is 399 Park Avenue, 39th Floor, New York, NY 10022.
(7)	Based on an amendment to a Schedule 13D filed on March 21, 2016 with the SEC by Paulson with respect to beneficial ownership of 66,485,089 shares by Paulson. Paulson is the investment manager of PCO Shipping LLC and certain separately managed accounts (collectively, the “Paulson Accounts”), which in the aggregate hold or own 62,067,587 shares of Class A Common Stock and 4,417,502 shares obtainable upon the exercise of 3,868,216 Class A warrants. The address of Paulson and the Paulson Accounts is c/o Paulson & Co. Inc., 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.

INFORMATION ABOUT THE BOARD AND CORPORATE GOVERNANCE

General

Corporate Governance Guidelines.  The Board has adopted Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of all stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions. The Board believes that ethics and integrity cannot be legislated or mandated by directive or policy and that the ethics, character, integrity and values of the Company’s directors and senior management remain the most important safeguards in quality corporate governance. The Corporate Governance Guidelines are posted on the Company’s website, which is www.osg.com, and are available in print upon the request of any stockholder of the Company. That website and the information contained on that site, or connected to that site, are not incorporated by reference in this proxy statement. Under the Corporate Governance Guidelines, each director is expected to attend all Board meetings and all meetings of committees of which the director is a member. Meeting materials are provided to Board and Committee members prior to meetings, and members are expected to review such materials prior to each meeting.

Board Leadership Structure.  The Corporate Governance Guidelines provide that the Board selects the CEO of the Company and may select a Chairman of the Board (the “Chairman”) in the manner it considers in the best interests of the Company. The Guidelines provide that if the Board determines that there should be a Chairman, he or she may be a non-management director or the CEO.

The Company currently separates the role of CEO and Chairman. The CEO and the Chairman are in frequent contact with one another and with senior management of the Company. They provide advice and recommendations to the full Board for the full Board’s consideration. They each review in advance the schedule of Board and committee meetings and establish the agenda for each Board meeting in order to ensure that the interests and requirements of the stockholders, the directors and other stakeholders are appropriately addressed. The Board believes that the existing leadership structure, with the current individuals in their positions, is in the best interests of stockholders.

The Board, primarily through its Governance Committee, periodically reviews the Company’s leadership structure to determine if it remains appropriate in light of the Company’s specific circumstances and needs, current corporate governance standards, market practices and other factors the Board considers relevant. The Board retains the right to combine the CEO and Chairman roles in the future if it determines that such a combination would be in the best interests of the Company and its stockholders.

Independence.  Under the Corporate Governance Guidelines, which incorporate the standards established by the NYSE and the NYSE MKT, the Board must consist of a majority of independent directors. As determined by the Board, as of the date of this Proxy Statement, all of the nominees other than Mr. Ian T. Blackley have been determined to be independent under the Corporate Governance Guidelines for purposes of service on the Board because no relationship was identified that would automatically bar any of them from being characterized as independent, and any relationships identified were not so material as to impair their independence. In addition, the Board has determined that all of the nominees other than Messrs. Blackley, Kronsberg, Valerio and Wallach are independent for purposes of serving on the Audit Committee. The Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent. See “— Related Party Transactions” below.

Executive Sessions of the Board.  To ensure free and open discussion and communication among the non-management directors, the Corporate Governance Guidelines provide that non-management directors meet in executive session at the time of each regular meeting of the Board; at least one of such executive sessions shall exclude non-management directors who do not qualify as independent. In accordance with the Guidelines, the nonexecutive Chairman of the Board chairs the executive sessions. Any non-management director can request that an additional executive session be scheduled.

Board Oversight of Risk Management.  While the responsibility for management of the Company’s material risks lies with management of the Company, the Board provides oversight of risk management, directly and indirectly, through its committee structure. The Board performs this oversight role by using several different levels of review. The Board and the Governance Committee receive regular reports from key members of management responsible for specified areas of material non-financial risk to the Company. In addition, the Board reviews the risks associated with the Company’s strategic plan at an annual strategic planning session and periodically throughout the year as part of its consideration of the strategic direction of the Company.

At the committee level, the Audit Committee regularly reviews the financial statements and financial and other internal controls. Further, the Audit Committee meets in private sessions individually with certain members of management and with representatives of the independent registered public accounting firm at the conclusion of every regularly scheduled meeting, where aspects of financial risk management are discussed as necessary. The Governance Committee manages risk associated with Board independence, corporate governance and potential conflicts of interest as well as oversight over non-financial risk assessments associated with the Company’s operations. The Compensation Committee annually reviews executive compensation policies and practices and employee benefits, and associated risks. Both the Audit Committee and the Compensation Committee also rely on the advice and counsel of the Company’s independent registered public accountants and independent compensation consultants, respectively, to raise awareness of any risk issues that may arise during their regular review of the Company’s financial statements, audit work and executive compensation policies and practices, as applicable.

Managing risk is an ongoing process inherent in all decisions made by management. The Company has an enterprise risk management program that is designed to ensure that risks are taken knowingly and purposefully. Management is responsible for assessing all the risks and related mitigation strategies for all material projects and initiatives of the Company prior to being submitted for consideration by the Board.

Meetings of the Board.  The Board held 20 meetings during 2015. Each director attended at least 75% of the total number of meetings of the Board and Board committees of which the director was a member.

Annual Meetings of Stockholders.  Directors are not required, but are strongly encouraged, to attend the Annual Meeting of Stockholders in person or telephonically. All of the current directors who were directors of the Company at the time of the Annual Meeting of Stockholders in 2015 attended the Annual Meeting in person or participated by conference telephone.

Communications with Board Members.  Interested parties, including stockholders, may communicate with any director, with the nonexecutive Chairman of the Board or with the non-management directors as a group by sending a letter to the attention of such director, the nonexecutive Chairman of the Board or such non-management directors as a group, as the case may be, in care of the Company’s Corporate Secretary, 1301 Avenue of the Americas, 42nd Floor, New York, New York 10019 or, after May 30, 2016, at 600 Third Avenue, 39th Floor, New York, New York 10016. The Corporate Secretary opens and forwards all such correspondence (other than advertisements and other solicitations) to directors unless the director to whom the correspondence is addressed has requested that the Corporate Secretary forward correspondence unopened. Unless the context otherwise requires, the Corporate Secretary will provide any communication addressed to the Board to the director most closely associated with the nature of the request based on Committee membership and other factors.

Code of Business Conduct and Ethics.  The Company has adopted a code of business conduct and ethics which is an integral part of the Company’s business conduct compliance program and embodies the commitment of the Company and its subsidiaries to conduct operations in accordance with the highest legal and ethical standards. The Code of Ethics applies to all of the Company’s officers, directors and employees. Each is responsible for understanding and complying with the Code of Business Conduct and Ethics. The Company also has an Insider Trading Policy which prohibits the Company’s directors and employees from purchasing or selling securities of the Company while in possession of material nonpublic information or otherwise using such information for their personal benefit. The Insider Trading Policy also prohibits the Company’s directors and employees from hedging their ownership of securities of the Company. In addition, the Company has an Anti-Bribery and Corruption Policy which memorializes the Company’s commitment to adhere faithfully to both the letter and spirit of all applicable anti-bribery legislation in the conduct of the Company’s business activities worldwide. The Code of Business Conduct and Ethics, the Insider Trading Policy and the Anti-Bribery and Corruption Policy are posted on the Company’s website, which is www.osg.com, and are available in print upon the request of any stockholder of the Company. That website and the information contained on that site, or connected to that site, are not incorporated by reference in this Proxy Statement.

Other Directorships and Significant Activities.  The Company values the experience directors bring from other boards of directors on which they serve, but recognizes that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. The Corporate Governance Guidelines provide that non-management directors refrain from serving on the boards of directors of more than four publicly-traded companies (other than the Company or a company in which the Company has a significant equity interest) absent special circumstances. A member of the Audit Committee may not serve on more than two other audit committees of publicly-traded companies.

The Corporate Governance Guidelines require the CEO and other members of senior management, whether or not they are members of the Board of the Company, to receive the approval of the Governance Committee before accepting outside board membership. The Corporate Governance Guidelines prohibit the CEO from serving on the board of directors of more than one publicly-traded company (other than the Company or a company in which the Company has a significant equity interest).

If a director’s principal occupation or business association changes substantially during the director’s tenure as a member of the Board, that director is required by the Corporate Governance Guidelines to inform the Chairman of the Governance Committee of the change and offer to resign from the Board. In such case, such Committee must recommend to the Board the action, if any, to be taken with respect to the offer of resignation, taking into account the appropriateness of continued Board membership.

Related Party Transactions

Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. The Company’s Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to disclose fully all the relevant facts to the Company’s legal department. In addition to this reporting requirement, to identify related party transactions, each year the Company submits and requires its directors and executive officers to complete Director and Officer questionnaires identifying any transactions with the Company in which the director or officer has an interest. Management and the legal department carefully review the terms of all related party transactions. Management reports to the Board on all proposed related party transactions with directors and executive officers. Upon the presentation of a proposed related party transaction to the Board, the related party (if such related party is a director) is excused from participation and voting on the matter. In deciding whether to approve the related party transaction, the Board determines whether the transaction is on terms that could be obtained in an arm’s length transaction with an unrelated third party. If the related party transaction is not on such terms, it will not be approved.

Mr. John J. Ray III, who served as a director from the Company’s emergence from bankruptcy on August 5, 2014 until March 3, 2015, was appointed by the Board as Chief Reorganization Officer (“CRO”) of the Company effective as of November 14, 2012. Mr. Ray’s position as CRO ended on the Company’s emergence from bankruptcy. Mr. Ray was not an employee of the Company as his services were provided by Greylock Partners LLC (“Greylock Partners”) as an independent contractor. Mr. Ray is a Senior Managing Director and founder of Greylock Partners. Mr. Ray was elected Chairman of the Board upon the Company’s emergence from bankruptcy. Mr. Ray resigned as Chairman of the Board on December 19, 2014 and as a director on March 3, 2015. Mr. Ray was determined by the Board not to be independent under the Company’s Corporate Governance Guidelines during the period he served as a director. During his time as CRO and while serving as a director, Mr. Ray was afforded indemnification by the Company and is covered under the Company’s director and officer insurance policies.

In connection with the appointment of Mr. Ray as CRO, the Company entered into an engagement letter agreement dated November 1, 2012 (the 2012 “Engagement Letter”) with Greylock Partners for Greylock Partners to provide the Company with financial and reorganization consulting services. None of the entities with which Mr. Ray has been principally occupied or employed over the five years prior to Mr. Ray’s appointment as CRO is or was a parent, subsidiary or other affiliate of the Company. On August 6, 2014, the Company and Greylock Partners entered into another Engagement Letter (the “2014 Engagement Letter”) for Greylock Partners to provide the Company with services relating to bankruptcy claim distributions, claims reconciliation and resolution, periodic reporting to the U.S. Trustee’s office and other matters relating to emergence from the bankruptcy.

Each of the 2012 Engagement Letter and the 2014 Engagement Letter provides that the Company will pay to Greylock Partners hourly fees for services provided by individuals employed by Greylock Partners. The Company also agreed to reimburse Greylock Partners for reasonable expenses incurred in connection with provision of its services to the Company. The Company incurred fees of $2.8 million to Greylock Partners for services rendered to the Company for 2015 pursuant to the 2012 Engagement Letter or the 2014 Engagement Letter. The Company did not enter any other agreement with Greylock Partners during the period Mr. Ray was CRO or a director of the Company.

On August 3, 2015, Messrs. Alexander D. Greene and Nikolaus D. Semaca resigned as directors of the Company. In connection with their resignation, the Company entered into consulting agreements with each of them pursuant to which each former director agreed to serve as a consultant to the Company until June 30, 2016 for a total consulting fee of $112,500 for Mr. Greene and $108,750 for Mr. Semaca, each paid in three equal installments on or about September 30, 2015, December 31, 2015 and March 31, 2016. See “Director Compensation” later in this Proxy Statement.

Committees

The Company has three standing committees of its Board: the Audit Committee, the Governance Committee, and the Compensation Committee. Each of these committees has a charter that is posted on the Company’s website and is available in print upon the request of any stockholder of the Company.

Audit Committee.  The Audit Committee is required to have no fewer than three members all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. During 2015, the Audit Committee consisted of Messrs. Gregory A. Wright (Chairman), Samuel H. Norton, Ronald Steger and Alexander D. Greene (until he resigned on August 3, 2015). The Board determined that Messrs. Steger and Wright are audit committee financial experts, as defined by rules of the SEC and NYSE MKT. The Audit Committee met nine times in 2015.

The Audit Committee oversees the Company’s accounting, financial reporting process, internal controls and audits and consults with management, internal auditors and the Company’s independent registered public accounting firm on, among other things, matters related to the annual audit, and published financial statements and the accounting principles applied, and the oversight of financial risk assessments associated with the Company’s operations. As part of its duties, the Audit Committee retains the Company’s independent registered public accounting firm, subject to stockholder ratification (though the stockholder vote is not binding on the Audit Committee, and the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of the Company and its stockholders).

The Audit Committee maintains direct responsibility for the compensation and oversight of the Company’s independent registered public accounting firm and evaluates the independent registered public accounting firm’s qualifications, performance and independence. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the Company’s independent registered public accounting firm.

Governance Committee.  The Governance Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. During 2015, the Governance Committee consisted of Douglas D. Wheat (Chair) (until he resigned as a member on June 9, 2015), Ronald Steger (who became Chair in June 2015), Gary

Eugene Taylor, Nikolaus D. Semaca (until he resigned on August 3, 2015) and Gregory A. Wright (from August 2015). The Governance Committee met nine times in 2015.

The Governance Committee assists the Board by identifying and recommending individuals qualified to become Board members to the Board for nomination at the next annual stockholder meeting. It develops and recommends to the Board the establishment of the Company’s corporate governance guidelines, and it provides oversight over non-financial risk assessments associated with the Company’s operations. The Governance Committee’s risk assessment responsibilities include oversight of the Company’s quality of services, and its vessels’ adherence to environmental and regulatory requirements. As part of its duties, the Governance Committee also aids the Board by providing a review of the Board performance on an annual basis.

The Governance Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Governance Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search consultants.

The Governance Committee considers the following criteria for identifying and recommending qualified candidates for membership on the Board, seeking to maintain within these criteria appropriate diversity of individuals on the basis of gender, ethnic heritage, international background and life experiences:

•	judgment, character, age, integrity, expertise, tenure on the Board, skills and knowledge useful to the oversight of the Company’s business;
•	status as “independent” or an “audit committee financial expert” or “financially literate” as defined by the NYSE or the SEC;
•	high level managerial, business or other relevant experience, including, but not limited to, experience in the industries in which the Company operates, and, if the candidate is an existing member of the Board, any change in the member’s principal occupation or business associations;
•	absence of conflicts of interest with the Company;
•	status as a U.S. citizen; and
•	ability and willingness of the candidate to spend a sufficient amount of time and energy in furtherance of Board matters.

As part of its annual assessment of Board size, structure and composition, the Governance Committee evaluates the extent to which the Board as a whole satisfies the foregoing criteria. The Governance Committee believes that the current directors have the requisite character, integrity, expertise, skills, and knowledge to oversee the Company’s business in the best interests of the Company’s stockholders and does not believe at this time that the long-term goal of greater Board diversity is sufficient to merit replacing existing directors.

All the director nominees named in this Proxy Statement have been evaluated under the criteria set forth above and recommended by the Governance Committee to the full Board for election by stockholders at the Annual Meeting. The entire Board recommends that stockholders elect all nominees. All nominees for election at the Annual Meeting were previously elected to the Board by the stockholders at the Annual Meeting of Stockholders in 2015 except for Messrs. Kronsberg, Valerio and Wallach, who were elected by previously-elected directors on August 3, 2015.

A stockholder may recommend a person as a nominee for director by writing to the Corporate Secretary of the Company. Recommendations must be received by December 31, 2016 in order for a candidate to be considered for election at the 2017 Annual Meeting. Each recommendation for nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had such nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Compensation Committee.  The Compensation Committee is required to have no fewer than three members, all of whom must be and are independent directors under the standards set forth in the Company’s Corporate Governance Guidelines. During 2015, the Compensation Committee consisted of Timothy J. Bernlohr (Chair), Nikolaus D. Semaca (until he resigned on August 3, 2015), Alexander D. Greene (until he resigned on August 3, 2015), Samuel H. Norton, Gary Eugene Taylor (from November 3, 2015) and Ty E. Wallach (from November 3, 2015). The Compensation Committee met 11 times in 2015.

The Compensation Committee establishes, oversees, and carries out the Company’s compensation philosophy and strategy. It implements the Board responsibilities relating to compensation of the Company’s executive officers, and ensures that the Company’s officers and senior executives are compensated in a manner consistent with the Company’s philosophy and competitive with its peers. As part of its duties, it monitors and oversees the preparation of the Company’s annual Compensation Discussion and Analysis for inclusion in the annual proxy statement, prepares an annual report on executive compensation, and provides guidance with respect to other compensation matters including recommendations for the CEO and the other NEOs.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation program for all of our executive officers in 2015, who are listed in the Summary Compensation Table in this section (collectively, the “Named Executive Officers” or “NEOs”). The CD&A describes our compensation philosophy, the objectives of the executive compensation program and policies, the elements of the compensation program and how each element fits into our overall compensation philosophy. The Compensation Committee is responsible for overseeing the compensation paid to all of our executive officers, including the agreements described in the Proxy Statement under the heading, “Employment Agreements with the NEOs”. Our NEOs for 2015 were:

•	Ian T. Blackley, President, Chief Executive Officer and Director
•	Rick F. Oricchio, Senior Vice President and Chief Financial Officer
•	Lois K. Zabrocky, Co-President and Head of the International Flag Strategic Business Unit
•	Henry P. Flinter, Co-President and Head of the U.S. Flag Strategic Business Unit
•	James D. Small III, Senior Vice President, Secretary and General Counsel

2015 Performance Highlights

We have a strong and measurable pay for performance philosophy. Accordingly, our operational and financial performance in fiscal year 2015 are important factors in understanding our 2015 executive compensation. The Company’s performance highlights included:

•	2015 time charter equivalent (“TCE”) revenues of $924.8 million grew 21% compared with 2014.
•	Earnings from shipping operations (“ESO”) (as hereafter defined) for the Company of $365.6 million for 2015 compared with target of $198.6 million. ESO is income from vessel operations before depreciation and amortization and gains and losses from vessel sales (including impairments) reduced by payments for drydockings and expenditures for vessels.
•	Net income for the full year 2015 was $284.0 million, or $0.49 per diluted share, compared with a loss of $152.3 million, or $(0.60) per diluted share, for 2014.
•	2015 Adjusted EBITDA was $491.2 million, up 65%, from $298.6 million in 2014. EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance, as disclosed in our Annual Report for 2015 on Form 10-K.
•	Total cash was $522.4 million as of December 31, 2015, including $19.6 million of restricted cash and a $54.9 million cash refund from the Internal Revenue Service received in the fourth quarter 2015.
•	Repurchased and retired $326 million in principal amount of unsecured notes in 2015, reducing our anticipated 2016 annualized cash interest expense by $25.6 million.
•	Our Class A common stock began trading on the NYSE MKT on December 1, 2015 under the ticker symbol “OSG”, and now has approximately 182 million freely tradable shares.

Say on Pay Results

At our 2015 annual meeting of stockholders, 99.9% of the stockholders who voted on the say-on-pay proposal were in favor of our executive compensation program. Due to the overwhelming support, the Compensation Committee determined that no significant changes to our executive compensation policies and decisions were necessary at this time. The Compensation Committee will continue to evaluate our compensation program and plans, making adjustments as necessary to ensure that our compensation program is consistent with and supportive of our compensation philosophy and objectives and stockholder feedback.

At the 2016 annual meeting of stockholders, we will again hold an annual advisory vote to approve executive compensation. The Compensation Committee will continue to engage with our stockholders and consider the results from this year’s and future advisory votes on executive compensation as well as feedback from stockholders.

Executive Compensation Practices

What We Do
Majority of pay is performance-based and not guaranteed
Design compensation program and plans to mitigate excessive risk taking
Have stock ownership requirements for executives and directors
Provide competitive benefits and perquisites
Prohibit hedging and short selling of our stock by all equity participants
Include incentive compensation recoupment policy in compensation program
No excise tax gross-ups
No supplemental executive retirement plans (prior plan was frozen in November 2012)

Compensation Philosophy and Objectives

We believe that a well-designed compensation program is a powerful tool to attract, motivate, retain and reward top executive and managerial talent. We further believe that our compensation program should align the interests of our executives with those of our stockholders in achieving and sustaining increases in stockholder value over the short-and long-term. We have, therefore, structured our compensation program to drive and support these goals. The compensation program is designed with the following objectives in mind:

•	Attract, motivate, retain and reward highly-talented executives and managers, whose leadership and expertise are critical to our overall growth and success;
•	Compensate each executive based upon the scope and impact of his or her position as it relates to achieving our corporate goals and objectives, as well as on the potential of each executive to assume increasing responsibility within the Company;
•	Align the interests of our executives with those of our stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value; and
•	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

Roles in Setting Executive Compensation

Role of the Compensation Committee

Structure of The Compensation Committee:  The Compensation Committee consists of four members of the Board of Directors, each of whom qualifies as independent under the NYSE and NYSE MKT listing standards as well as applicable independence standards under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Section 162(m) of the Internal Revenue Code of 1986, as amended. Recognizing the importance of the independent perspectives, the Compensation Committee meets frequently in executive session, without any members of management present. The Compensation Committee held 11 meetings in 2015.

Decision Making:  The primary goals of our Compensation Committee are to establish our compensation philosophy and strategy and to ensure that all of our executives are compensated in a manner consistent with the articulated philosophy and strategy. The Compensation Committee takes many factors into account when making compensation decisions with respect to the NEOs and other senior executives, including the individual’s performance, tenure and experience; the ability of the individual to affect our long-term growth and success; our overall performance; internal equity among the NEOs; and external, publicly available market data on competitive compensation practices and levels.

Role of Outside Advisors:  The Compensation Committee has the authority to engage independent advisors to assist in carrying out its duties. In 2015, the Compensation Committee engaged Lyons, Benenson & Company Inc. (“LB&Co.”) as its independent compensation consultant to advise on executive and director compensation arrangements and related governance matters. LB&Co. assisted management in the preparation of the annual proxy report in 2015. We incurred fees to LB&Co. of approximately $181,000 for all services rendered to the Compensation Committee in 2015.

Compensation Consultant Conflict Of Interest Assessment:  As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of LB&Co. did not raise any conflict of interest in 2015. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the 1934 Act.

Role of the CEO in Setting CEO and Other Executives’ Compensation

All decisions relating to the CEO’s compensation are made by the Compensation Committee without the CEO or other members of management present. In making determinations regarding compensation for the NEOs and selected other senior executives, the Compensation Committee generally considers the recommendations of the CEO (for all executives other than himself), and the advice received from LB&Co. The CEO recommends the compensation levels for the NEOs and for all others whose compensation is determined by the Compensation Committee. In making his recommendations, the CEO evaluated the performance of each executive, considered each executive’s compensation in relation to our other officers and executives and assessed our retention risks. The Compensation Committee reviewed and approved these recommendations and either reported the results to the Board of Directors or recommended actions for the Board to approve.

2015 Peer Group

In general, we strive for total compensation to be competitive with a select group of companies that the Compensation Committee believes to be an appropriate compensation reference group (the “Peer Group”). The Compensation Committee periodically reviews the Peer Group to affirm that it is comprised of companies that are similar to us in terms of industry focus and scope of operations, size (based on revenues), and the competitive marketplace for talent. For 2015 our Peer Group for pay decisions consisted of the following 18 marine transportation or service corporations, which is the same Peer Group that we have used since our emergence from bankruptcy in August 2014.

2015 Peer Group Companies
Atlas Air Worldwide Holdings, Inc.	Magellan Midstream Partners, L.P.
Bristow Group Inc.	Martin Midstream Partners, L.P.
Cal Dive International, Inc.	Matson, Inc.
DHT Holdings, Inc.	Rose Rock Midstream, L.P.
Diamond S Shipping Group, Inc.	SEACOR Holdings Inc.
GulfMark Offshore, Inc.	SemGroup Corporation
Helix Energy Solutions Group, Inc.	TAL International Group, Inc.
Hornbeck Offshore Services, Inc.	Tidewater Inc.
Kirby Corporation	Western Gas Partners, L.P.

While the Compensation Committee believes that the data derived from the Peer Group is helpful, it also recognizes that benchmarking is not necessarily definitive in every case. Furthermore, the Peer Group is limited to those companies for which executive compensation data is publicly available, which necessarily eliminates some of our closest competitors that are privately held and/or incorporated in jurisdictions that do not require public disclosure of executive compensation. The Compensation Committee uses the information from the Peer Group for informational and analytical purposes, and, therefore, does not target a specific percentile or make compensation decisions based solely on the market data. Rather, consistent with our historical practices, in 2015 we utilized both Company performance and individual performance as the main drivers of decisions on compensation levels in addition to market data.

2016 Peer Group

In late 2015, the Compensation Committee requested that LB&Co review our 2015 Peer Group and provide recommended changes, if any. LB&Co. recommended, and the Compensation Committee approved, a Peer Group for 2016 consisting of 15 publicly traded oil shipping and transportation companies with total revenues between $300 million and $3.5 billion. The 2016 Peer Group includes six of the 18 corporations that comprised the 2015 Peer Group. The following criteria were considered by LB&Co. in determining the 2016 Peer Group:

•	Any included company must have achieved above-median results for total stockholder return, revenue growth, return on invested capital, and operating margin in the Oil & Gas Storage & Transportation GICS Industry group over the past three years.
•	Any company or limited partnership with significant exploration and production operations was excluded. In addition, Diamond S Shipping Group was removed from the Peer Group since it no longer has publicly available compensation information.
•	Any included company must operate in both United States and international markets, own or operate a fleet of ocean vessels, and/or transport crude oil and petroleum products.

2016 Peer Group Companies
GATX Corporation	Rose Rock Midstream, L.P.
Gener8 Maritime, Inc.	SemGroup Corporation
Kirby Corporation	Spectra Energy Partners, L.P.
Magellan Midstream Partners, L.P.	Tallgrass Energy Partners, L.P.
MarkWest Energy Partners, L.P.	TC PipeLines, L.P.
Martin Midstream Partners, L.P.	Tesoro Logistics, L.P.
Matson, Inc.	Western Gas Partners, L.P.
MPLX L.P.

Compensation Mix: Fixed compared with Variable Pay

The Company seeks to provide competitive “fixed” compensation in the form of base salary and places an emphasis on pay for performance by placing a larger portion of total compensation “at risk” in the form of annual performance-based cash incentives that will only be paid if the Company achieves specified performance goals and long-term equity incentives vesting over a multi-year period and, in certain cases, dependent on the achievement of specific performance goals.

The following table sets forth the 2015 fixed (base salary) and variable cash annual incentive compensation and equity incentive as percentages of total estimated direct compensation at target for our CEO and the average fixed and variable cash compensation and equity percentages at target for our NEOs. The annual cash incentive compensation percentages are based on the amount that would have been payable upon achievement of target percentages during 2015; the long-term incentive compensation percentages are based on grant-date values.

Position	Base Salary	Annual Cash Incentive Compensation	Long-Term Incentive Compensation (Equity)
CEO	18%	28%	54%
Other NEOs	25%	36%	39%

Elements of the NEO Compensation Program

The Compensation Committee reviews each element of compensation annually to ensure alignment with our compensation philosophy and objectives, as well as to assess our executive compensation program and levels relative to the competitive landscape. Our executive compensation program consists of the following:

•	Base salary
•	Annual cash incentive awards

•	Long-term incentive compensation
•	Severance arrangements through employment agreements
•	Retirement benefits generally available to all employees under the Savings Plan
•	Welfare benefits (e.g., medical, dental, disability and life insurance)

Base Salary

We pay base salaries that are competitive with market to attract talented executives and to provide a secure fixed level of compensation. The Compensation Committee annually reviews the base salaries of our executive officers and compares it to the salaries of senior management among the relevant Peer Group companies that are most comparable to us, bearing in mind that total compensation is the principal comparative measure of the competitiveness of our program. Based on its own experience and that comparison, the Compensation Committee determines whether the salaries of the NEOs are at levels sufficient to attract, motivate and retain, in concert with other elements of compensation, the executives who are essential to leading the Company and driving stockholder value.

Annual adjustments in base salary, if any, take into account individual performance, prior experience, position duties and responsibilities, internal equity and external market practices. The Compensation Committee largely relies on the CEO’s evaluation of each NEO’s performance (other than his own) in deciding whether to approve merit increases for any NEOs in a given year. In those instances where the duties and responsibilities of an NEO change, the CEO will recommend any changes believed to be warranted, and the Committee will consider all the factors enumerated above in determining whether to approve any such increases.

In the case of the CEO’s base salary, the Compensation Committee considers the Board of Directors’ assessment of the CEO’s performance; whether any strategic actions have materially changed the nature or size of the Company; and external market conditions in deciding whether to recommend an increase in base salary for the CEO. The following table summarizes 2014, 2015 and 2016 base salaries for our NEOs:

Name	2014 Salary	2015 Salary	% Change from prior year	2016 Salary	% Change from prior year
Ian T. Blackley	$475,000	$675,000	42.1	$675,000	0
Rick F. Oricchio	—	$475,000	n/a	$475,000	0
Lois K. Zabrocky	$525,000	$525,000	0	$525,000	0
Henry P. Flinter	$335,000	$385,000	14.9	$425,000	10.4
James D. Small III	—	$475,000	n/a	$475,000	0

n/a — Not Applicable

On September 29, 2014, we entered into an employment agreement with Mr. Flinter, our then Senior Vice President and Head of the U.S. Flag Strategic Business Unit, under which his annual salary was increased from $335,000 to $385,000 to account for his greater scope of responsibilities as Co-President and Head of the U.S. Flag Strategic Business Unit. For 2016, Mr. Flinter’s annual base salary was raised from $385,000 to $425,000 primarily due to internal equity considerations. On January 20, 2015, we entered into an employment agreement with Mr. Blackley, our then Executive Vice President and Chief Operating Officer. Pursuant to the employment agreement, Mr. Blackley was promoted to President and CEO of the Company and received a salary increase from $475,000 to $675,000 to reflect his new role and responsibilities as CEO. The Compensation Committee determined that salary levels for the other NEOs for 2015 and 2016 were appropriate and no adjustments were made.

Annual Cash Incentive Awards

Pursuant to the Management Incentive Compensation Plan, NEOs are eligible to receive annual cash incentives based upon the achievement of the specified annual performance goals, which are established and approved by the Compensation Committee during the first quarter of the performance year. Our annual cash incentive plan is intended to focus our NEOs on our critical, short-term financial and operational goals. As in past years, the financial performance measure for 2015 was ESO, at both the Company and, for the business unit executives, the business unit (“BU”) levels. The BU executives awards were also based on quantifiable measures of our performance in operational metrics (including safety), and/or commercial metrics.

The annual incentive compensation program for 2015 was largely unchanged from the 2014 program. For 2015, Messrs. Blackley, Oricchio and Small and Ms. Zabrocky were eligible for annual cash incentives targeted at 150% of base salary and Mr. Flinter was eligible for annual cash incentives targeted at 125% of base salary. The potential actual incentive award range was 0% to 125% of target. If threshold performance was achieved, 65% of target would be earned and if maximum performance was achieved, 125% of target would be earned.

Annual incentive awards were determined based on Company, BU, and individual performance, with each component weighted depending on the executive’s role. For corporate officers, which include Messrs. Blackley, Oricchio and Small, Company ESO and individual performance were each weighted at 50%. For BU officers, including Ms. Zabrocky and Mr. Flinter, BU ESO, BU metrics, Company ESO, and individual performance were each weighted at 25%. BU ESO and metrics represented half of the total target annual incentive to reflect the philosophy that BU leaders have the most direct effect on the unit’s financial and operational performance.

For 2015, Company and BU ESO goals were assessed on a rating scale of 0% to 130%, with 100% as the performance factor for achieving target performance. If a rating for a measure is below 70%, the performance factor for that measure is zero, resulting in no bonuses being payable under that measure. The individual performance goals and the BU operational goals are assessed on a rating scale of 0% to 120%, with 100% as the performance factor assigned for meeting the specified individual and operational goals for such measure. If a rating for an individual measure is below 60%, the performance factor for that measure is zero, resulting in no bonuses being payable. The formula to determine each NEO’s actual annual cash incentive award is as follows:

Corporate Executives
Base Salary	×	Target Incentive %	×	(50% Company ESO	×	Performance Factor 0 – 130%)	=	Annual Cash Incentive Payout
				(50% Individual	×	Performance Factor 0 – 120%)

Business Unit Executives
Base Salary	×	Target Incentive %	×	(25% Company ESO	×	Performance Factor 0 – 130%)	=	Annual Cash Incentive Payout
				(25% BU ESO	×	Performance Factor 0 – 130%)
				(25% BU Metrics	×	Performance Factor 0 – 120%)
				(25% Individual	×	Performance Factor 0 – 120%)

Company and Business Unit ESO Goals

The table below sets forth the Company and BU performance goals and the corresponding percentage of target that would be earned by the NEOs at each level of achievement. In 2015, ESO for the Company was $365,563,000, ESO for our International Flag BU was $230,688,000, and ESO for our U.S. Flag BU was $135,316,000. Each of these achievement levels registered above the maximum of 130% of target.

Target ESO for the Company, International Flag BU and U.S. Flag BU
(in thousands)

Performance Percentage of Target (Performance Factor)	Company	International BU	U.S. BU
130%	$281,070	$151,839	$130,130
120%	$253,572	$129,031	$125,440
110%	$226,074	$106,223	$120,750
100%	$198,576	$83,415	$116,060
90%	$184,827	$72,012	$113,716
80%	$171,079	$60,608	$111,371
70%	$157,330	$49,205	$109,026
0%	$—	$—	$—
2015 Actual ESO Achievement	$365,563	$230,688	$135,316
Achievement Level (%)	130%	130%	130%

BU Operational Goals

For 2015, the International Flag BU performance measures were BU ESO and certain commercial and operational measures, which are weighted equally. The commercial metrics were related to Company VLCC, Aframax, Panamax, and MR TCE performance compared with spot TCE rates of competitors, and savings on drydock placement. The operational measures were (i) achieving or doing better than the International Flag BU vessel operating budget; (ii) time not earning — technical; (iii) total recordable case frequency (“TRCF”); and (iv) vetting observations. International BU operational performance score was 102%.

For 2015, our U.S. Flag BU performance measures were divided into two equally weighted categories: Tanker goals and ATB goals. The goals under each of these categories were (i) lost time injuries frequency, (ii) corrective action closing rate, (iii) loss of containment, (iv) vetting observations, (v) vessels visited, and (vi) officer retention. U.S. Flag BU performance score for 2015 was 105%.

Individual Performance Goals

Each NEO had different individual performance goals, which were established by the Compensation Committee. The Compensation Committee also assessed the level of achievement relative to each of these individual performance goals at the end of the year. Each individual’s goals were carefully chosen to ensure integration and alignment with our short-term and long-term objectives. Individual goals varied for each of our executives, but overlapped with respect to completing the Company’s initial public offering of Class A common stock in 2015 and developing a strategic direction for the Company. The principal individual goals for 2015 were as follows:

The principal individual performance goals for 2015 for Mr. Blackley were to (i) achieve corporate budget goals for revenue, vessel operating expenses and general and administrative expenses; (ii) develop a strategic direction for the Company; (iii) prepare for and implement an initial public offering (“IPO”) of the Class A shares subject to Board approval; (iv) build and develop the corporate team; (v) establish an effective investor relations function, focus on communications with: equity holders, industry analysts and bond holders; and (vi) identify and mitigate operational risks at the corporate and BU levels and ensure such risks are fully understood by the Corporate Governance and Risk Assessment Committee. Mr. Blackley achieved overall performance above his target goals.

Mr. Oricchio’s principal individual goals were to (i) prepare for and implement an IPO for Class A shares subject to Board approval; (ii) ensure that financial reporting to the SEC, the secured lenders and other regulatory filings are completed timely and accurately with no material weaknesses in Internal Control over Financial Reporting; (iii) establish an effective investor relations function; (iv) ensure that the audit plan of the

Company’s independent registered public accounting firm is executed and that their risk based audit is completed satisfactorily; (v) execute the Greylock transition and complete the pre-filing agreement process with the IRS by the extended due date of the Company’s federal income tax return for 2014; (vi) review and identify financial and treasury risks to the satisfaction of Audit Committee and Board of Directors; (vii), manage general and administrative expenses; (viii) help develop a strategic direction for the Company in concert with the other executive officers; and (ix) forecast and manage monthly cash positions. Mr. Oricchio achieved overall performance above his target goals.

Ms. Zabrocky’s principal individual goals were to (i) achieve budget for International Flag BU for revenue, vessel operating expenses and general and administrative expenses; (ii) develop the strategic direction for the International Flag BU; (iii) prepare for and implement an IPO for Class A shares subject to Board approval; (iv) identify and mitigate operational risks for the International Flag BU; (v) develop, document and implement appropriate safety and quality standards for our ships being technically managed by V. Ships; and (vi) develop, document and implement procedures to monitor the performance of the Pools in which we participate to ensure that our ships maximize their TCE revenues over time. Ms. Zabrocky achieved overall performance above her target goals.

Mr. Flinter’s principal individual goals were to (i) achieve budget for U.S. Flag BU for revenue, vessel operating expenses and general and administrative expenses; (ii) develop the strategic direction for the U.S. Flag BU; (iii) prepare for and implement an IPO for Class A shares subject to Board approval; (iv) identify and mitigate operational risks for the U.S. Flag BU; (v) develop, document and implement procedures to reduce lost time injury frequency by 40% for tankers and 25% for ATBs; and (vi) ensure effective reporting lines are in place for finance, treasury and information systems from the U.S. Flag BU to the corporate offices. Mr. Flinter achieved overall performance above his target goals.

Mr. Small’s principal individual goals were to (i) prepare for and implement an IPO for Class A shares subject to Board approval; (ii) help develop the strategic direction for the Company in concert with the other executive officers; (iii) develop and document corporate reporting requirements from a legal and regulatory perspective; (iv) identify and mitigate operational risk at the corporate and BU levels; (v) review and identify non-financial risks to the satisfaction of the Governance Committee and Board of Directors; (vi) develop the legal department; (vii) develop, improve and manage the Company’s contracts and agreements database; (viii) dissolve subsidiaries where appropriate; and (ix) effectively manage all pending and any new litigation. Mr. Small achieved overall performance above his target goals.

Although management completed the necessary preparations for an IPO by July 31, 2015, the Company did not proceed with an IPO at Board direction due to market conditions. The Company was able to achieve public trading of its Class A shares on the NYSE MKT through a December 2015 Class A common stock dividend on both of its classes of common stock. This goal for all of the NEOs was deemed to have been met by the Compensation Committee.

2015 Actual Annual Incentive Paid

Based on the foregoing, the NEOs received the following annual cash incentive awards for 2015: Mr. Blackley — $1,230,188; Mr. Oricchio — $850,547; Ms. Zabrocky — $929,250; Mr. Flinter — $567,875; and Mr. Small — $844,757.

2014 Retention Bonuses

On December 19, 2014, our Board of Directors approved the Retention Bonus Plan for a number of participants, including Mr. Blackley and Ms. Zabrocky. The objective of this plan is to promote our interests to provide certain key employees with an appropriate incentive to remain employed with us through December 19, 2016 (the “Retention Period”). Awards under the Retention Bonus Plan will be paid in a lump sum following completion of the Retention Period. If a participant voluntarily terminates employment or is terminated by us for cause before the end of the Retention Period, he or she will forfeit the full amount of the award. If a participant’s employment is terminated by us other than for cause during the Retention Period, or if the participant’s employment is terminated due to death or disability, the full amount of the retention award will be paid upon such termination. The retention awards for Mr. Blackley and Ms. Zabrocky were $475,000 and $525,000, respectively.

Equity-Based Compensation

Our equity-based compensation program is intended to align the interests of our executives with those of our stockholders, and to focus executives on the achievement of long-term performance objectives that are aligned with our business strategy, thereby establishing a direct relationship between compensation long-term operating performance and sustained increases in stockholder value. The Management Incentive Compensation Plan (“Plan”) became effective in September 2014 shortly after our emergence from bankruptcy and provides for grants of nonqualified stock options, incentive stock options, stock appreciation rights, performance units, performance shares and other performance awards, restricted stock units and restricted stock, and other awards valued in whole or in part by reference to, or otherwise based on, our stock. The purpose of the Plan is to provide incentives that will attract, motivate, retain and reward highly competent officers, executives, managers and employees by providing them with appropriate incentives and rewards either through a proprietary interest in our long-term success or compensation based on their performance in fulfilling their personal responsibilities. On June 9, 2015, stockholders approved the Plan, which was a condition for all 2015 grants to the NEOs before such date.

2015 Equity Awards

The Plan contains anti-dilution provisions whereby in the event of any change in the capitalization of the Company, the number and the type of securities underlying outstanding awards must be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. Accordingly, the impact of these provisions resulted in a modification of all outstanding awards to reflect the stock dividend declared by the Company on November 20, 2015. No additional compensation was recognized in 2015 for financial reporting purposes as a result of such modification. The number of securities, shares and option exercise price disclosed in this Compensation, Discussion and Analysis have been adjusted to reflect the impacts of such stock dividend.

On February 10, 2015, Messrs. Blackley and Oricchio were granted equity awards pursuant to the terms of their employment agreements. Mr. Blackley was awarded 282,051 time-based restricted stock units (“RSUs”) and 683,663 stock options with an exercise price of $2.85 and Mr. Oricchio was awarded 507,691 time-based RSUs. On March 18, 2015, Mr. Small was granted equity awards pursuant to the terms of his employment agreement consisting of 169,230 time-based RSUs and 410,197 stock options with an exercise price of $2.85. On October 12, 2015, Mr. Blackley, Ms. Zabrocky, Mr. Flinter and Mr. Small were granted 349,743, 67,692, 67,692 and 169,231 performance-based RSUs, respectively, reflecting grants determined earlier in the year by the Compensation Committee.

The time-based RSUs and stock options awarded in September 2014 will vest ratably on each of the first three anniversaries of the grant date. The time-based RSUs and stock options awarded in 2015 will vest ratably on each of the first three anniversaries of the vesting commencement date of each grant. The vesting commencement date is the hire date or the promotion date for the respective NEO, all of which occurred in 2015. The stock options awarded in 2015 expire ten years following the date on which the Compensation Committee approved the award. Performance-based RSUs are earned based on achievement of performance targets in each of 2015, 2016, and 2017 with the maximum number of shares vesting equivalent to 130% of shares awarded. In March 2015, the performance target for 2015 was determined by the Compensation Committee to be ESO, which was consistent with the targets set forth for the annual incentive cash plan awards for the year. The Compensation Committee reserved the right to choose different performance measures and targets before March 31 of one or both of 2016 and 2017 with respect to the performance-based RSUs that may vest in respect of such year. For 2015, 130% of target shares awarded vested since maximum performance was achieved. For 2016, the Compensation Committee determined that the performance target will be return on invested capital (“ROIC”) with a target ROIC of 9% over the one-year period ending December 31, 2016. Invested capital is calculated net of cash in excess of operating requirements and return is based on pre-tax net income before interest. Upon termination, all unvested performance-based RSUs will be forfeited unless the NEO’s employment agreement provides otherwise.

2016 Compensation Decisions

Base Salary:

As noted above, base salaries for our NEOs remained at the 2015 levels. As of January 1, 2016 Mr. Flinter’s salary is $425,000 due to internal equity considerations. In 2015 Mr. Flinter’s salary was $385,000.

Annual Incentive Decisions

The design of our 2016 annual incentive plan is generally consistent with our 2015 annual incentive plan. We have, however, made some minor adjustments to the target bonus levels for our NEOs, the funding formula applicable to each of the performance measures and the relative weight of each performance measure, as noted below.

Name	2015 Target Bonus %	2016 Target Bonus %	% Change from 2015 to 2016	2017 Target Bonus %	% Change from 2016 to 2017
Ian T. Blackley	150.0%	137.5%	(8.33)%	125.0%	(9.09)%
Rick F. Oricchio	150.0%	125.0%	(16.67)%	100.0%	(20.00)%
Lois K. Zabrocky	150.0%	125.0%	(16.67)%	100.0%	(20.00)%
Henry P. Flinter	125.0%	112.5%	(10.00)%	100.0%	(11.11)%
James D. Small III	150.0%	125.0%	(16.67)%	100.0%	(20.00)%

CEO
Base Salary	×	Target Incentive %	×	(60% Company ESO	×	Performance Factor 0 – 150%)	=	Annual Cash Incentive Payout
				(15% BU Metrics	×	Performance Factor 0 – 150%)
				(25% Individual	×	Performance Factor 0 – 150%)

CFO and General Counsel
Base Salary	×	Target Incentive %	×	(60% Company ESO	×	Performance Factor 0 – 150%)	=	Annual Cash Incentive Payout
				(10% BU Metrics	×	Performance Factor 0 – 150%)
				(30% Individual	×	Performance Factor 0 – 150%)

Corporate Participants (Non-NEOs)
Base Salary	×	Target Incentive %	×	(50% Company ESO	×	Performance Factor 0 – 150%)	=	Annual Cash Incentive Payout
				(50 Individual	×	Performance Factor 0 – 150%)

Business Unit Participants (NEOs and Non-NEOs)
Base Salary	×	Target Incentive %	×	(25% Company ESO	×	Performance Factor 0 – 150%)	=	Annual Cash Incentive Payout
				(25% BU ESO	×	Performance Factor 0 – 150%)
				(25% BU Metrics	×	Performance Factor 0 – 150%)
				(25% Individual	×	Performance Factor 0 – 150%)

The funding formula for all of the above performance measures will be as follows:

	Threshold	Target	Maximum
Performance Achievement	70%	100%	130%
Payout	50%	100%	150%

Equity awards may be granted from time to time in order to incentivize or retain executives as consistent with our practices and align their interests with stockholders. In 2016, the Compensation Committee approved the following long-term incentive grant date values for each of our NEOs:

Incumbent	Total Grant Date Value	Stock Options	Time-Based RSUs	Perf.-Based RSUs
Ian T. Blackley	$1,500,000	$500,000	$500,000	$500,000
Rick F. Oricchio	$900,000	$300,000	$300,000	$300,000
Lois K. Zabrocky	$525,000	$175,000	$175,000	$175,000
Henry P. Flinter	$425,000	$141,666	$141,666	$141,667
James D. Small III	$900,000	$300,000	$300,000	$300,000

The Compensation Committee approved the following performance measures for the performance based RSUs granted in 2016: three year Total Stockholder Return, three year ROIC and three year Earnings Per Share.

Additional Information

Benefits

In general, we provide benefits to our employees that we believe are important to maintain a competitive total compensation program. Benefits are designed to provide a reasonable level of retirement income and to provide a safety net of protection against the financial concerns and catastrophes that can result from illness, disability or death.

We provide a tax-qualified defined contribution employee benefit plan to employees, the Savings Plan for Employees of OSG Ship Management, Inc. (the “Savings Plan”). Under the Savings Plan, eligible employees may contribute, on a pre-tax basis, an amount up to the limit imposed by the Code. Under the Savings Plan, we will match 100% of the first 6% of a participant’s pre-tax contribution (up to the Code limit) which for 2015 was $15,900. In addition, under the Savings Plan, we contribute to the plan account of each eligible employee an amount equal to 4% of the employee’s cash compensation up to the limits imposed by the Code.

Prior to our Chapter 11 filing, we sponsored a Supplemental Plan. Upon the Chapter 11 filing, account balances under the Supplemental Plan, including accruals and earnings thereon, were frozen, and we discontinued future contributions to the Supplemental Plan. In October 2014, we decided to pay interest on balances from the time of bankruptcy filing until the termination of the participant’s employment at the annual rate of 2.98%.

Risk Mitigation

The Compensation Committee believes that a significant portion of our NEOs’ total compensation should be variable and “at risk,” based upon company, BU and individual performance. Performance measures are financial and operational at all three levels. To accomplish this, the Compensation Committee uses a balanced weighting of performance measures and metrics in our incentive compensation programs to promote the achievement of our annual operating plan and long-term business strategy, build long-term stockholder value and discourage excessive risk taking by eliminating any inducement to over-emphasize one goal to the detriment of others.

To further ensure we mitigate excessive risk taking:

•	We maintain policies prohibiting insider trading and hedging by Directors and executives;
•	We have adopted the Incentive Compensation Recoupment Policy for executive officers; and
•	The Committee has adopted stock ownership guidelines for executives and Directors in March 2015.

Stock Ownership Guidelines

We encourage stock ownership by our executives and non-employee directors in order to align their interests with the long-term interests of our stockholders. In March 2015, we adopted stock ownership guidelines for our executives and Directors. Each NEO is expected to own shares of our common stock equal to a specified multiple of his or her salary:

•	President and CEO — 5× base salary
•	Co-Presidents — 3× base salary
•	Senior Vice Presidents — 2× base salary
•	Vice Presidents — 1× base salary

Participants are afforded five years from the time they first receive an equity grant to achieve these ownership guidelines. For purposes of satisfying the guidelines, shares of common stock include stock owned by the incumbent, his or her spouse and minor children; time-based restricted stock or stock units awarded (whether or not vested); vested in-the-money stock options; and shares of stock held for the incumbents’ benefit in any pension or 401(k) plans. Unvested performance-based RSUs do not count towards satisfying the guidelines.

Incentive Compensation Recoupment Policy for Executive Officers

Our Incentive Compensation Recoupment Policy (the “Policy”) generally provides that if an executive officer, including any NEO, receives incentive compensation based on the achievement of a performance metric and the Board of Directors commences action to restate the calculation of such performance metric within five fiscal years due to a material misstatement or inaccuracy, we may require such executive officer to repay all or a portion of the amounts of such incentive compensation that the Board of Directors in good faith determines would not have been payable if not for the material misstatement or inaccuracy. The five-year look back limitation does not apply where the Board of Directors determines that the executive officer’s fraud, misconduct, negligence or other knowing actual involvement was a contributing factor to the need for the restatement. The Compensation Committee is monitoring the proposed regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) relating to incentive compensation recoupment and will amend the Policy to the extent necessary to comply with the Dodd-Frank Act.

Hedging and Insider Trading

Our insider trading policy prohibits our directors and employees from hedging their ownership of our securities, including investing in options, puts, calls, short sales, futures contracts or other derivative instruments relating to our securities, regardless of whether such directors and employees have material nonpublic information about us. In addition, the insider trading policy prohibits our Directors and employees from purchasing or selling our securities while in possession of material nonpublic information or otherwise using such information for their personal benefit. Directors and employees are permitted to enter into trading plans under Rule 10b5-1 under the 1934 Act. With the approval of our General Counsel, a 10b5-1 Plan may be entered into during a time when the equity participant is not in possession of material, non-public information. These plans are intended to aid the equity participants in diversifying their portfolios without violating federal securities law.

Consideration of Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code (“Section 162(m)”) limits the deductibility of compensation in excess of $1 million per year paid to the CEO and the three other most highly paid executive officers (other than the CFO). However, Section 162(m) provides an exemption for performance-based compensation. To be performance-based, the compensation must be (i) paid pursuant to a plan approved by stockholders at least once every five years, (ii) based on performance relative to an objective performance measure(s) that was identified in the plan as a possible performance measure, (iii) predicated on a performance goal(s) established no later than the end of the first quarter of the performance period, and, in no case, later than 90 days into the performance period and (iv) administered by a committee of independent Directors (as that term is defined within the Section). The Plan has been structured such that compensation paid pursuant to the Plan may qualify for the performance-based exemption. The Committee intends to capture the tax deduction whenever possible, but believes that stockholder interests are best served if the Compensation Committee’s discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Such action may be necessary in order for us to meet competitive market pressures and to ensure that we are able to attract and retain top talent to lead the organization successfully.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, comprised entirely of independent Directors (as defined in securities law, the NYSE listing standards and Section 162(m)), has reviewed the CD&A included in this Proxy Statement and discussed that CD&A with management. Based on its review and discussion with management, the Compensation Committee approved the CD&A and recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Compensation Committee:

Timothy J. Bernlohr, Chairman
Samuel H. Norton
Gary E. Taylor
Ty E. Wallach

In accordance with the rules of the SEC, the report of the Compensation Committee does not constitute “soliciting material” and is not incorporated by reference in any filings with the SEC made pursuant to the Securities Act of 1933, as amended (the “1933 Act”), or the 1934 Act.

Summary Compensation Table

The following Summary Compensation Table includes individual compensation information for services in all capacities for the Company and our subsidiaries by the NEOs.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)(4)	Option Awards(3)	Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(6)	Total
Ian T. Blackley President and Chief Executive Officer	2015	$666,539		$1,161,400	$839,328	$1,230,188	$—	$44,894	$3,942,349
	2014	$493,269	—	$200,000	$200,000	$819,375	$—	$146,086	$1,858,730
	2013	$455,615	—	$—	—	$819,375	$—	$271,706	$1,546,696
Rick F. Oricchio Senior Vice President and Chief Financial Officer(7)	2015	$465,865	—	$1,583,075	—	$850,547	$—	$17,041	$2,916,528

Lois K. Zabrocky Co-President and Head of International Flag SBU	2015	$525,000	—	$54,564	$—	$929,250	$—	$44,702	$1,553,516
	2014	$545,192	—	$200,000	$200,000	$882,000	$—	$44,230	$1,871,422
	2013	$511,538	—	$—	—	$905,625	$—	$39,701	$1,456,864
Henry P. Flinter Co-President and Head of U.S. Flag SBU	2015	$385,000	—	$54,564	—	$567,875	$—	$42,160	$1,049,599
	2014	$361,346	$63,180	$200,000	$200,000	$522,156	$—	$40,672	$1,387,354
	2013	$277,302	$21,060	$—	—	$397,826	$—	$184,763	$880,951
James D. Small III Senior Vice President, General Counsel and Secretary(7)	2015	$401,923	$150,000	$664,102	$503,597	$844,757	$—	$18,250	$2,582,629

(1)	The salary amounts reflect the actual salary received during the year.
(2)	Mr. Small received a sign on bonus of $150,000 upon his joining the Company. During bankruptcy the Company put in place a Nonexecutive Incentive Plan (“NEIP”). Mr. Flinter participated in this plan prior to becoming an NEO in 2013. As a result of his participation in the NEIP he received payments in 2013 and 2014. No other NEO participated in this plan.
(3)	These amounts represent the aggregate grant date fair value of equity awards granted in the specified fiscal year as calculated pursuant to FASB ASC Topic 718. No equity awards were granted for 2013. The equity awards granted in 2014 were made for 2014 performance. In 2015, Messrs. Blackley, Oricchio and Small were the only NEOs who received time based equity awards. One third of Mr. Blackley’s award vests on the first, second and third anniversary of January 20, 2015. One third of Mr. Oricchio’s award vests on the first, second and third anniversary of January 12, 2015. One third of Mr. Small’s award vests on the first, second and third anniversary of March 2, 2015. The Management Incentive Compensation Plan contains anti-dilution provisions whereby in the event of any change in the capitalization of the Company, the number and the type of securities underlying outstanding awards must be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. The impact of these provisions resulted in a modification of all outstanding awards. No additional compensation was recognized in 2015 as a result of such modification. The Number of Securities, Shares and Option exercise price have been adjusted to reflect the stock dividend paid by the Company on December 17, 2015.
(4)	In 2015 all NEOs except Mr. Oricchio received a Performance RSU grant on October 12, 2015. One third of each performance award will vest on each of December 31, 2015, 2016 and 2017, subject in each case to the Committee’s certification of achievement of the performance measures and targets no later than each March 31 following the respective date of vesting. Settlement of the vested RSUs may be in either shares of common stock or cash, as determined by the Committee in its discretion, and shall occur as soon as practicable following the Committee’s certification of the achievement of the applicable performance measures and targets for 2017 and in any event no later than April 30, 2018. The number of target RSUs shall be subject to an increase or decrease depending on performance against the applicable performance measures and targets with the maximum number of RSUs vesting equivalent to 130% of the RSUs awarded. Since performance targets are set annually each tranche of the award is considered to be a separate grant. The amounts in this column represent the aggregate grant date fair value of the 2015 tranche of each such Performance RSU award at Target, calculated in accordance with accounting guidance, as follows: Mr. Blackley — $281,914, each of Mr. Flinter and Ms. Zabrocky — $54,564 and Mr. Small — $136,410. At the maximum number, these values would be for Mr. Blackley — $366,488; each of Mr. Flinter and Ms. Zabrocky — $70,933 and Mr. Small — $177,333.
(5)	The amounts in this column for 2015, 2014 and 2013 reflect the amounts paid in 2016, 2015 and 2014 under the Company’s Cash Incentive Compensation Plan for performance in 2015, 2014 and 2013, respectively.
(6)	See the “All Other Compensation Table” below for additional information.
(7)	Mr. Oricchio joined the Company on January 12, 2015 and Mr. Small joined the Company on March 2, 2015.

All Other Compensation Table

The following table describes each component of the All Other Compensation column for 2015 in the Summary Compensation Table.

Name	Savings Plan Matching Contribution(1)	Qualified Defined Contribution Plan(2)	Nonqualified Defined Contribution Plan(3)	Life Insurance Premiums(4)	Other(5)	Total
Ian T. Blackley	$15,900	$10,600	$—	$1,134	$17,260	$44,894
Rick F. Oricchio	$—	$10,600	$—	$945	$5,496	$17,041
Lois K. Zabrocky	$15,900	$10,600	$—	$1,134	$17,068	$44,702
Henry P. Flinter	$15,900	$10,600	$—	$1,188	$14,472	$42,160
James D. Small III	$—	$10,600	$—	$851	$6,799	$18,250

(1)	Constitutes the Company’s matching contributions under the Savings Plan, which is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)	Constitutes the Company’s four percent contributions under the Savings Plan, which is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(3)	The Supplemental Plan was frozen upon the Company’s bankruptcy in November 2012. Interest on the balances accrued in 2015 are included as earnings, and no contributions were made in 2015.
(4)	Life insurance premiums represent the cost of term life insurance paid on behalf of the NEO.
(5)	Other includes fees of $8,050 paid in 2015 to an accounting firm the Company selected to prepare Mr. Blackley’s 2014 U.S. income tax return and United Kingdom income tax return for the fiscal year ended April 2014 due to his foreign assignment. Other also includes the following amounts for each NEO under plans and arrangements generally maintained by us for all employees (other than “umbrella” liability insurance coverage): (a) medical and dental coverage premiums of $5,494 for Mr. Blackley, $3,000 for Mr. Oricchio, $13,352 for Ms. Zabrocky, $11,514 for Mr. Flinter and $4,552 for Mr. Small; (b) long-term and short term disability plan premiums of $1,804 for Mr. Blackley and Ms. Zabrocky, $1,503 for Mr. Oricchio, $1,766 for Mr. Flinter, and $1,353 for Mr. Small; (c) $720 paid under the Company’s Transportation Program, a tax-free, commuter subsidy program for employees located in New York (Mr. Flinter is not eligible for this program), except Messrs. Oricchio and Small who received $0; and (d) a premium for excess liability insurance coverage for each NEO of $1,192, except Mr. Oricchio whose premium was $993 and Mr. Small whose premium was $894.

Grants of Plan-Based Awards

The following table lists the grants made in fiscal 2015 to the NEOs under our Cash Incentive Compensation Plan and our Management Incentive Compensation Plan, our only incentive award plans in 2015.

Name	Grant Date(1)	Compensation Committee Action Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Ian T. Blackley	10/12/2015	—	—	—	—	65,812	94,017	122,222	—	—	—	—
	10/12/2015	—	—	—	—	15,795	22,564	29,333	—	—	—	—
	6/9/2015	2/10/2015	—	—	—	—	—	—	282,051	—	—	$879,486
	6/9/2015	2/10/2015	—	—	—	—	—	—		683,663	$2.85	$839,328
	3/30/2015		$658,125	$1,012,500	$1,265,625	—	—	—	—	—	—	—
Rick F. Oricchio	6/9/2015	2/10/2015	—	—	—	—	—	—	507,691	—	—	$1,583,075
	3/30/2015	—	$463,125	$712,500	$890,625	—	—	—	—	—	—	—
Lois K. Zabrocky	10/12/2015	—	—	—	—	15,795	22,564	29,333	—	—	—	—
	3/30/2015	—	$511,875	$787,500	$984,375	—	—	—	—	—	—	—
Henry P. Flinter	10/12/2015	—	—	—	—	15,795	22,564	29,333	—	—	—	—
	3/30/2015	—	$312,813	$481,250	$601,563	—	—	—	—	—	—	—
James D. Small III	10/12/2015	—	—	—	—	39,487	56,410	73,333	—	—	—	—
	6/9/2015	3/18/2015	—	—	—	—	—	—	169,230	—	—	$527,692
	6/9/2015	3/18/2015				—	—	—	—	410,197	$2.85	$503,597
	3/30/2015	—	$463,125	$712,500	$890,625	—	—	—	—	—	—	—

(1)	On June 9, 2015, the stockholders approved the Company’s Management Incentive Compensation Plan, which is considered the grant date under applicable accounting rules for 2015 share-based grants that were made subject to the approval of the Management Incentive Compensation Plan by the stockholders. The grant date for the Non-Equity Incentive Plan Awards is the date on which the Compensation Committee approved the goals under the Company’s Cash Incentive Compensation Plan for 2015.
(2)	The Compensation Committee action date is the date on which the Compensation Committee approved the share-based award to the NEO in such instances where the grant date under accounting rules differs from the Compensation Committee action date. See note (1) above.
(3)	In 2015 all NEOs except Mr. Oricchio received a Performance RSU grant on October 12, 2015. One third of each performance award will vest on each of December 31, 2015, 2016 and 2017, subject in each case to the Committee’s certification of achievement of the performance measures and targets no later than each March 31 following the respective date of vesting. Settlement of the vested RSUs may be in either shares of common stock or cash, as determined by the Committee in its discretion, and shall occur as soon as practicable following the Committee’s certification of the achievement of the applicable performance measures and targets for 2017 and in any event no later than April 30, 2018. The number of target RSUs shall be subject to an increase or decrease depending on performance against the applicable performance measures and targets with the maximum number of RSUs vesting equivalent to 130% of the RSUs awarded. Since performance targets are set annually each tranche of the award is considered to be a separate grant. The numbers shown in the table represent the 2015 tranche of each such Performance RSU award. Compensation expense recognized with respect to the performance award vesting on December 31, 2015 is based upon an achievement level of 130% of the Target RSUs.
(4)	For information with respect to grant date fair values see Note 14, “Capital Stock and Stock Compensation,” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the grants made in fiscal 2015 to the NEOs under the Company’s Cash Incentive Compensation Plan and the Company’s Management Incentive Compensation Plan, the Company’s only incentive award plans in 2015. The Management Incentive Compensation Plan contains anti-dilution provisions whereby in the event of any change in the capitalization of the Company, the number and the type of securities underlying outstanding awards must be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. The impact of these provisions resulted in a modification of all outstanding awards. No additional compensation was recognized in 2015 as a result of such modification. The Number of Securities, Shares and Option exercise price have been adjusted to reflect the stock dividend declared by the Company on November 20, 2015.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Ian T. Blackley	48,127	96,255	(1)	—	$3.20	9/29/2024	40,183	(4)	$113,718	45,127	(8)	127,709
		683,663	(2)	—	$2.85	1/20/2025	282,051	(5)	$798,204	188,034	(8)	532,136
Rick F. Oricchio	—	—		—	$—	—	507,691	(6)	$1,436,766	—		—
Lois K. Zabrocky	48,127	96,255	(1)	—	$3.20	9/29/2024	40,183	(4)	$113,718	45,127	(8)	127,709
Henry P. Flinter	48,127	96,255	(1)	—	$3.20	9/29/2024	40,183	(4)	$113,718	45,127	(8)	127,709
James D. Small III	—	410,197	(3)	—	$2.85	3/2/2025	169,230	(7)	$478,921	112,820	(8)	319,281

(1)	The option to purchase these shares of Class A common stock was granted pursuant to the 2014 Overseas Shipholding Group, Inc. Management Incentive Compensation Plan. One-half will vest and become exercisable on the second and third anniversaries of the award date of September 29, 2014.
(2)	The option to purchase these shares of Class A common stock was granted pursuant to the 2014 Overseas Shipholding Group, Inc. Management Incentive Compensation Plan and will become exercisable as to one third of such shares on each of the first, second and third anniversaries of the award date of January 20, 2015.
(3)	The option to purchase these shares of Class A common stock was granted pursuant to the 2014 Overseas Shipholding Group, Inc. Management Incentive Compensation Plan and will become exercisable as to one third of such shares on each of the first, second and third anniversaries of the award date of March 2, 2015.
(4)	Of these RSUs, 20,091 will vest on September 29, 2016 and 20,092 will vest on September 29, 2017.
(5)	Of these RSUs, 94,017 will vest on each of January 20, 2016, January 20, 2017 and January 20, 2018.
(6)	Of these RSUs, 169,230 will vest on each of January 12, 2016 and January 12, 2017 and 169,231 will vest on January 12, 2018.
(7)	Of these RSUs, 56,410 shares will vest on each of March 2, 2016, March 2, 2017 and March 2, 2018.
(8)	Of these shares of Performance RSUs, one-half will vest on each of December 31, 2016 and December 31, 2017, subject in each case to the Compensation Committee’s certification of achievement of the performance measures and targets no later than each March 31 following the respective date of vesting. Settlement of the vested RSUs may be in either shares of common stock or cash, as determined by the Compensation Committee in its discretion, and shall occur as soon as practicable following the Compensation Committee’s certification of the achievement of the applicable performance measures and targets for 2017 and in any event no later than April 30, 2018. With respect to the RSUs that may vest with respect to each of 2016 and 2017, the number of target RSUs shall be subject to an increase or decrease depending on performance against the applicable performance measures and targets with the maximum number of RSUs vesting equivalent to 130% of the RSUs awarded. The amounts in this column represent each such Performance RSU award at the Target number.

Option Exercises and Stock Vested

The following table provides information as of December 31, 2015 concerning the holdings of stock options and stock awards by the NEOs. This table includes unexercised and unvested option and stock awards. The Management Incentive Compensation Plan contains anti-dilution provisions whereby in the event of any change in the capitalization of the Company, the number and the type of securities underlying outstanding awards must be adjusted, as appropriate, in order to prevent dilution or enlargement of rights. The impact of these provisions resulted in a modification of all outstanding awards. No additional compensation was recognized in 2015 as a result of such modification. The Number of Securities, Shares and Option exercise price have been adjusted to reflect the stock dividend declared by the Company on November 20, 2015. The market value of the stock awards is based on the closing market price of the Company’s Class A Common Stock as of December 31, 2015, which was $2.83 per share. For additional information regarding these awards, see “Compensation Discussion and Analysis.”

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting
Ian T. Blackley	—	—	169,820	(1)	$473,650
Rick F. Oricchio	—	—	—		—
Lois K. Zabrocky	—	—	47,598	(2)	$127,762
Henry P. Flinter	—	—	47,598	(2)	$127,762
James D. Small III	—	—	73,333	(3)	$179,666

(1)	Reflects the vesting of one-third of the RSUs granted on September 29, 2014 to Mr. Blackley. Also reflects the vesting of the 2015 tranche of the Performance RSUs granted to Mr. Blackley on October 12, 2015, although these Performance RSUs are not settled until the three-year performance period ends and will be paid out no later than April 30, 2018. See Grants of Plan-based Awards Table for additional information. The value realized on vesting was computed based on the following:

Date of award	Vesting Date	Number of shares acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
9/29/2014	9/29/2015	18,265	$2.45	$44,749
10/12/2015	12/31/2015	151,555	$2.83	$428,901
(2)	Reflects the vesting of one-third of the RSUs granted to Ms. Zabrocky and Mr. Flinter on September 29, 2014. Also reflects the vesting of the 2015 tranche of the Performance RSUs granted to Ms. Zabrocky and Mr. Flinter on October 12, 2015. See note (1) above. The value realized on vesting was computed based on the following:

Date of award	Vesting Date	Number of shares acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
9/29/2014	9/29/2015	18,265	$2.45	$44,749
10/12/2015	12/31/2015	29,333	$2.83	$83,012
(3)	Reflects the vesting of the 2015 tranche of the Performance RSUs granted on October 12, 2015 to Mr. Small. See note (1) above. The value realized on vesting was computed based on the following:

Date of award	Vesting Date	Number of shares acquired on Vesting	Market Price at Vesting	Value Realized on Vesting
10/12/2015	12/31/2015	73,333	$2.83	$207,532

Nonqualified Deferred Compensation

The following table provides information with respect to the deferral of compensation on a non-tax qualified basis to the Supplemental Plan for each NEO in fiscal 2015. In connection with the Company’s Chapter 11 filing, the Company ceased to provide additional benefits under the Supplemental Plan and account balances under such plan were frozen as of November 14, 2012. The Supplemental Plan was amended in

October 2014 to provide for interest at an annual rate of 2.98% from the petition date of November 14, 2012 through the termination date of the participant. The plan remains frozen to new participants.

Name	Executive Contributions in 2015	Company Contributions in 2015	Aggregate Earnings/ Losses in 2015(1)	Aggregate Withdrawals/ Distributions in 2015	Aggregate Balance at December 31, 2015(2)
Ian T. Blackley	$—	$—	$6,327	$—	$232,107
Rick F. Oricchio	$—	$—	$—	$—	$—
Lois K. Zabrocky	$—	$—	$4,937	$—	$181,136
Henry P. Flinter	$—	$—	$1,654	$—	$60,675
James D. Small III	$—	$—	$—	$—	$—

(1)	The aggregate earnings constitute accrued interest for the calendar year ended December 31, 2015. There were no executive or Company contributions in 2015.
(2)	Constitutes the aggregate under the Supplemental Plan for each NEO at the fiscal year end.

Employment Agreements with the Named Executive Officers

We have entered into employment agreements with all of our current NEOs. Under the terms of their agreements, the NEOs are entitled to certain compensation arrangements and severance benefits as detailed in the paragraphs below. All of their employment agreements provide for vacation in accordance with our policy, as well as participation in medical, dental and life insurance, retirement and other benefit plans as may be in effect from time to time.

Under the terms of their employment agreements, if an executive’s employment is terminated by the Company for any reason or terminated voluntarily by the executive, he or she is entitled to the following payments (“Accrued Payments”): (i) any earned, unpaid base salary through the date of termination, (ii) any earned, unpaid annual bonus applicable to the performance year prior to the termination, (iii) payment for any accrued, but unused vacation through the date of termination and (iv) reimbursement of any business expenses not reimbursed as of the date of termination. If an executive’s employment is terminated by reason of Death or Disability, we will pay the executive or the executive’s estate, the Accrued Payments and we will vest at target any equity granted to the executive that has not yet vested.

On January 20, 2015, Mr. Blackley was promoted from Executive Vice President and Chief Operating Officer to President and CEO of the Company. Accordingly, we entered into a new employment agreement with Mr. Blackley under which (i) his annual salary was increased from $475,000 to $675,000, (ii) his annual target bonus (“Target Bonus”) was set at 150% of annual salary, and (iii) he was to be granted long-term, equity incentive awards with a grant-date value of $2,500,000 consisting in equal amounts of stock options, time-based restricted stock units and performance based restricted stock units, vesting over a three year period in equal one-third portions. In addition, Mr. Blackley is entitled to a one-time payment of $475,000 under our Retention Bonus Plan. His agreement provides for severance benefits in the event of termination without cause or resignation with good reason as follows: (i) salary continuation for a period of 24 months, (ii) a lump sum payment in the amount equal to his Target Bonus in effect for the year of termination plus a payment equal to a pro rata Target Bonus for the year of termination and (iii) accelerated vesting of all unvested equity. On March 30, 2016, the Company and Mr. Blackley executed an amendment to his employment agreement. This amendment reduced the Target Annual Bonus from 150% to 137.5% of annual salary in 2016 and from 137.5% to 125% in 2017. The amendment also provided an equity grant to Mr. Blackley in the amount of $1,500,000 for 2016 and $1,650,000 for 2017 and thereafter. The structure of the award is discussed in the Compensation Discussion and Analysis section under the heading “2016 Compensation Decisions” (“the 2016 Section”). The amendment also adjusted the severance benefits provided under the employment agreement in the event of termination without cause or resignation with good reason as follows: (i) a lump sum payment in the amount equal to 150% of his base salary in effect for the year of termination if separation occurs prior to January 1, 2018, (ii) a payment equal to a pro rata bonus payment equal to 150% of his base salary for the year of termination and (iii) accelerated vesting of all unvested equity (performance-based grants shall vest at target levels).

On December 19, 2014, we entered into an employment agreement with Rick F. Oricchio to serve as the Senior Vice President and CFO of the Company effective January 12, 2015, his hire date with the Company. In connection with his employment, Mr. Oricchio’s annual salary was fixed at $475,000, his annual Target Bonus was set at 150% of annual salary, and he was granted a long-term, equity incentive award with a grant-date value of $1,500,000 consisting solely of RSUs vesting over a three year period in equal one-third portions. In addition, Mr. Oricchio’s agreement provides additional cash payments of $400,000 (“Anniversary Bonus”) to be paid on each of January 12, 2016 and January 12, 2017, the first two anniversaries of the employment with the Company. In 2016, pursuant to the employment agreement, management will recommend to the Board that Mr. Oricchio be granted equity incentive awards with a grant-date value of $600,000. His agreement provides for severance benefits in the event of termination without cause or resignation with good reason as follows: (i) salary continuation for a period of 12 months, (ii) a lump sum payment in the amount equal to his Target Bonus in effect for the year of termination, (iii) a lump sum payment of a pro rata portion of the Anniversary Bonus for the year in which the date of separation occurs calculated based on the number of days served from the first day of the fiscal year until termination of employment, and (iv) accelerated vesting of all unvested equity. On March 30, 2016, the Company and Mr. Oricchio executed an amendment to his employment agreement. This amendment reduced the Target Annual Bonus from 150% to 125% of annual salary in 2016 and from 125% to 100% in 2017. The amendment also provided a total equity grant to Mr. Oricchio in the amount of $900,000 for 2016 and an amount equal to his base salary for 2017 and thereafter. The structure of the award is discussed above in the 2016 Section. The amendment also adjusted the severance benefits provided under employment agreement in the event of termination without cause or resignation with good reason as follows: (i) a lump sum payment in the amount equal to 150% of his base salary in effect for the year of termination if separation occurs prior to January 1, 2018 and (ii) accelerated vesting of all unvested equity (performance-based grants shall vest at target levels).

On September 29, 2014, we entered into an employment agreement with Ms. Zabrocky to serve as the Co-President and Head of the International Flag Strategic Business Unit under which her annual salary was $525,000 and her Target Bonus was set at 150% of annual salary. Her agreement provides for severance benefits in the event of termination without cause or resignation with good reason as follows: (i) salary continuation for a period of 24 months and (ii) a lump sum payment in the amount equal to her Target Bonus in effect for the year of termination. Her agreement provides for the possibility of annual equity grants at the discretion of the Board upon recommendation from the Compensation Committee. On March 30, 2016, the Company and Ms. Zabrocky executed an amendment to her employment agreement. This amendment changed Ms. Zabrocky’s title to Senior Vice President and President of International Flag SBU. The amendment also reduced the Target Annual Bonus from 150% to 125% of annual salary in 2016 and from 125% to 100% in 2017 and thereafter. The amendment also provided an equity grant to Ms. Zabrocky in the amount of $525,000 for 2016 and an amount equal to her base salary for 2017 and thereafter. The structure of the award is discussed above in the 2016 Section. The amendment also adjusted the severance benefits provided under the employment agreement in the event of termination without cause or resignation with good reason as follows: (i) a lump sum payment in the amount equal to 150% of her base salary in effect for the year of termination if separation occurs prior to January 1, 2018 and (ii) accelerated vesting of all unvested equity (performance-based grants shall vest at target levels).

On September 29, 2014, we entered into an employment agreement with Mr. Flinter to serve as the Co-President and Head of the U.S. Flag Strategic Business Unit under which his annual salary was $385,000 and his Target Bonus was set at 125% of annual salary. His agreement provides for severance benefits in the event of termination without cause or resignation with good reason as follows: (i) salary continuation for a period of 24 months and (ii) a lump sum payment in the amount equal to his Target Bonus in effect for the year of termination. His agreement provides for the possibility of annual equity grants at the discretion of the Board upon recommendation from the Compensation Committee. On March 30, 2016, the Company and Mr. Flinter executed an amendment to his employment agreement. This amendment changed Mr. Flinter’s title to Senior Vice President and President of US Flag SBU. The amendment also reduced the Target Annual Bonus from 125% to 112.5% of annual salary in 2016 and from 112.5% to 100% in 2017 and thereafter. The amendment also provided an equity grant to Mr. Flinter in the amount of $425,000 for 2016 and an amount equal to his base salary for 2017 and thereafter. The structure of the award is discussed above in the 2016

Section. The amendment also adjusted the severance benefits provided under the employment agreement in the event of termination without cause or resignation with good reason as follows: (i) a lump sum payment in the amount equal to 125% of his base salary in effect for the year of termination if separation occurs prior to January 1, 2018 and (ii) accelerated vesting of all unvested equity (performance-based grants shall vest at target levels).

On February 13, 2015, we entered into an employment agreement with Mr. Small to serve as Senior Vice President, Secretary and General Counsel effective March 2, 2015, his hire date with the Company. In connection with his employment, Mr. Small’s annual salary was $475,000, his annual Target Bonus was set at 150% of his base salary, and he was granted a long-term, equity incentive award with a grant-date value of $1,500,000 consisting in equal amounts of stock options, time-based restricted stock units and performance based restricted stock units, vesting over a three year period in equal one-third portions. In addition, Mr. Small was paid a sign-on bonus of $150,000. In 2016, pursuant to the employment agreement, Mr. Small’s bonus will be no less than $150,000 and management will recommend to the Board that Mr. Small be granted equity incentive awards with a grant-date value of $600,000. His agreement provides for severance benefits in the event of termination without cause or resignation with good reason as follows: (i) salary continuation for a period of 24 months, (ii) a lump sum payment in the amount equal to his Target Bonus in effect for the year of termination, and (iii) accelerated vesting of all unvested equity. On March 30, 2016, the Company and Mr. Small executed an amendment to his employment agreement. This amendment reduced the Target Annual Bonus from 150% to 125% of annual salary in 2016 and from 125% to 100% in 2017. The amendment also provided an equity grant to Mr. Small in the total amount of $900,000 for 2016 and an amount equal to his base salary for 2017 and thereafter. The structure of the award is discussed above in the 2016 Section. The amendment also adjusted the severance benefits provided under the employment agreement in the event of termination without cause or resignation with good reason as follows: (i) a lump sum payment in the amount equal to 150% of his base salary in effect for the year of termination if separation occurs prior to January 1, 2018 and (ii) accelerated vesting of all unvested equity (performance-based grants shall vest at target levels).

Tax Agreement with Mr. Blackley

In connection with Mr. Blackley’s appointment as Managing Director and Chief Operating Officer of OSG Ship Management (UK) Ltd., one of our subsidiaries, effective September 1, 2005, and his relocation from New York to Newcastle, United Kingdom, we agreed to reimburse Mr. Blackley, a U.S. citizen, for the amount of income taxes he is required to pay to the United Kingdom Inland Revenue Service (such payments are known as tax equalization payments). In addition, we have agreed to pay for the provision of certain tax preparation services, in order to ensure that we can properly recapture certain foreign tax credits. Mr. Blackley is responsible for paying his U.S. income taxes. Mr. Blackley returned to New York in April 2013. In March 2015, Mr. Blackley repaid $54,053 to the Company with respect to foreign tax credits arising from United Kingdom income taxes paid related to the period of his overseas assignment that were utilized against his 2014 federal income tax liability.

Potential Payments Upon Termination

The following table discloses the amounts that would have been payable to each NEO upon termination of their employment, assuming for this purpose that such termination occurred on December 31, 2015. At December 31, 2015, no NEO was eligible for normal retirement at age 65. The table excludes amounts payable pursuant to the Supplemental Plan and pursuant to plans that do not discriminate in favor of executive officers and that are available generally to all salaried employees, such as the Savings Plan.

Event(1)	Ian T. Blackley	Rick F. Oricchio	Lois K. Zabrocky	Henry P. Flinter	James D. Small III
Involuntary Termination Without Cause or Voluntary Termination for Good Reason
Cash severance payment(2)	$1,350,000	$475,000	$1,050,000	$770,000	$950,000
Pro rata Bonus Payment(3)	$1,012,500	$0	$0	$0	$0
Bonus Payment(4)	$1,012,500	$712,500	$787,500	$481,250	$712,500
Retention Bonus Payment(5)	$475,000	$0	$525,000	$0	$0
Equity Awards(6)	$1,571,768	$1,436,766	$0	$0	$798,202
Anniversary Payment(7)	$0	$400,000	$0	$0	$0
Total	$5,421,768	$2,624,266	$2,362,500	$1,251,250	$2,460,702
Death/Disability
Pro rata Bonus Payment(3)	$1,012,500	$0	$0	$0	$0
Retention Bonus Payment(5)	$475,000	$0	$525,000	$0	$0
Equity Awards(6)	$1,571,768	$1,436,766	$0	$0	$798,202
Total	$3,059,268	$1,436,766	$525,000	$0	$798,202

(1)	The values in this table reflect estimated payments associated with various termination scenarios. The table includes all outstanding grants through the assumed termination date of December 31, 2015.
(2)	Cash severance payment equal to 24 months of base salary for Messrs. Blackley, Flinter and Small and Ms. Zabrocky and 12 months of base salary for Mr. Oricchio.
(3)	Pro rata bonus equal to the NEO’s Target Bonus, pro-rated based on the portion of the year that the NEO was employed,
(4)	A lump sum payment in the amount equal to the NEOs Target Bonus in effect for the year of termination.
(5)	Under the Retention Bonus Plan certain employees are eligible to earn a retention award. The participant must remain employed by the Company through December 19, 2016 (the “Retention Period”). If the participant voluntarily terminates employment or is terminated by us for cause before the end of the Retention Period, he or she will forfeit the full amount of the award. If the participant’s employment is terminated by us during the Retention Period, other than for cause, or the participant’s employment is terminated as a result of death or disability, the full amount of the retention award will be paid upon such termination. Awards under the Retention Bonus Plan will be paid in a lump sum payment following completion the Retention Period.
(6)	For Messrs. Blackley, Oricchio and Small all option shares and RSUs (and any other equity based grant or cash in lieu of grants) granted to the Executive, to the extent not otherwise vested, shall be vested as of the Date of Separation, as applicable. The unvested RSUs will vest at the Target award amount and be settled by the settlement date of the respective grant.
(7)	Anniversary payment is a payment made to the executive for each of the first 2 years of the Executive’s employment on the respective anniversaries. A pro-rata portion of the Anniversary Bonus for the year in which the date of separation from service occurs, calculated from the first day of such year up to the date of separation from service.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was, during fiscal year 2015, an officer or employee of the Company or was formerly an officer of the Company. None of the Company’s executive officers served on any board of directors or compensation committee of any other company for which any of the Company’s directors served as an executive officer at any time during fiscal 2015. Please see “Information about the Board and Corporate Governance — Related Party Transactions” above for the Company’s policy on related person transactions.

DIRECTOR COMPENSATION

During 2015, the Company’s non-executive Chairman of the Board received an annual cash retainer of $215,000 and the Company’s other non-employee directors, except as described below, received an annual cash retainer of $120,000. During 2015, the Chairman of each of the Audit Committee, the Compensation Committee and the Governance Committee received an additional cash retainer of $30,000, $30,000 and $20,000 respectively. Each member of the three committees (other than the committee Chairman and except as described below) received an additional cash retainer, of $15,000 except that members of the Governance Committee received an additional cash retainer of $10,000. No director received any fee for attending any Board meeting or Board committee meeting. The Company reimburses directors for their reasonable travel and lodging expenses in attending Board and Board committee meetings.

On August 3, 2015, Messrs. Alexander D. Greene and Nikolaus D. Semaca resigned from the Board effective on that date. In connection with their resignation, the Company entered into consulting agreements with each of them pursuant to which each former director agreed to serve as a consultant to the Company until June 30, 2016 for a total consulting fee of $112,500 for Mr. Greene and $108,750 for Mr. Semaca, payable in three equal installments on or about September 30, 2015, December 31, 2015 and March 31, 2016. Also on August 3, 2015, the Board determined to increase the size of the Board from nine directors to ten directors and, in connection with the foregoing resignations and increase in the size of the Board, appointed as directors Messrs. Joseph I. Kronsberg, Chad L. Valerio and Ty E. Wallach. Each of the three directors agreed to provide to the Board certain specialized advice and the Company agreed to pay each of them an additional annual retainer of $15,000. Messrs. Kronsberg and Valerio have instructed the Company to pay all cash compensation for their service as a director to their respective employers, CCP and BlueMountain, at this time. Mr. Wallach agreed to waive all compensation for his service as a director at this time.

Under the 2014 Overseas Shipholding Group, Inc. Non-Employee Director Incentive Compensation Plan, the Board has discretion to grant various types of equity-based awards to directors. On April 8, 2015, in connection with Mr. Wheat’s election as Chairman of the Board in December 2014, the Board awarded Mr. Wheat 16,233 shares of Class A common stock, which had a grant date fair market value of $55,679 and vested on August 13, 2015. On June 9, 2015, the Board granted the non-Executive Chairman of the Board 52,478 shares of Class A common stock having a fair market value of $180,000 and granted each other non-employee director, except as described below, 29,155 shares of Class A common stock having a fair market value of $100,000, in each case vesting on the earlier of (a) June 9, 2016 and (b) the date of the annual meeting of stockholders of the Company in 2016, subject to the director continuing to provide services to the Company as of such date. In connection with the resignation of Messrs. Greene and Semaca as directors on August 3, 2015, the Company vested all of their previously granted director stock awards. On November 17, 2015, the Board granted Mr. Kronsberg’s employer, CCP, 33,333 shares of Class A common stock having a fair market value of $100,000, vesting on the earlier of (i) November 3, 2016 and (ii) the date of the annual meeting of stockholders of the Company in 2016. Messrs. Valerio and Wallach agreed to waive all equity compensation for service as a director at this time.

The following table shows the total compensation paid to the Company’s non-employee directors during 2015:

Name	Fees earned or Paid in Cash ($)(1)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Timothy J. Bernlohr	150,000	100,000	—	—	250,000
Alexander D. Greene(2)	112,500	100,000	—	—	212,500
Joseph I. Kronsberg(3)(4)	56,250	100,000	—	—	156,250
Samuel H. Norton	150,000	100,000	—	—	250,000
Nikolaus D. Semaca(2)	108,750	100,000	—	—	208,750
Ronald Steger	150,000	100,000	—	—	250,000
Gary Eugene Taylor	132,500	100,000	—	—	232,500
Chad L. Valerio(3)(5)	56,250	—	—	—	56,250
Ty E. Wallach(3)(6)	—	—	—	—	—
Douglas D. Wheat	225,000	235,679	—	—	460,679
Gregory A. Wright	155,000	100,000	—	—	255,000

(1)	Consists of annual Board fees, annual Board Chairman and annual Chairman of the Audit, Compensation and Governance Committees fees, annual committee member fees and annual special advice fees.
(2)	Messrs. Greene and Semaca resigned from the Board on August 3, 2015.
(3)	This director was appointed to the Board on August 3, 2015.
(4)	In accordance with Mr. Kronsberg’s instruction, all compensation for his service as a director was paid to his employer, CCP, for 2015.
(5)	In accordance with Mr. Valerio’s instruction, all cash compensation for his service as a director was paid to his employer, BlueMountain, for 2015 and Mr. Valerio agreed to waive all equity compensation for his service as a director for 2015.
(6)	Mr. Wallach agreed to waive all compensation for his service as a director for 2015.

In December 2015, the Board decreased the annual retainer for 2016 for each of the Company’s non-employee directors other than the non-Executive Chairman of the Board by 15% to $102,000 from $120,000 and stated an intention to decrease such retainer to $84,000 for 2017. The Board also decreased by 15% the additional annual retainers for 2016 of each of the Chairman of the Audit Committee and the Compensation Committee to $25,500 from $30,000 and to $21,000 for 2017 and decreased by 15% the additional annual retainer for 2016 of the Chairman of the Governance Committee to $17,000 from $20,000 and to $14,000 for 2017. The Board also decreased the additional annual retainer for 2016 of each member other than the committee Chairmen of the Audit Committee and the Compensation Committee to $12,750 from $15,000, payable quarterly in advance, and to $10,500 for 2017, and decreased by 15% the additional annual retainer for 2016 of each member of the Governance Committee other than the committee Chairman to $8,500, payable quarterly in advance, and to $7,000 for 2017.

All directors’ cash compensation is payable quarterly in advance.

Director Stock Ownership Guidelines

The Company encourages stock ownership by directors in order to align interests of directors with the long-term interests of the Company’s stockholders. To further stock ownership by directors, the Board believes that regular grants of equity compensation should be a significant component of director compensation.

In March 2015, the Board adopted stock ownership guidelines for non-employee directors. Under the stock ownership guidelines, each non-employee director is expected within the later of (i) five years after becoming a director and (ii) March 2020, to own shares of the Company’s common stock (including restricted stock units convertible into shares of stock and stock owned by his spouse and minor children), whose market value would equal at least three times his annual cash base retainer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers and any persons holding more than 10 percent of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the SEC. Directors, executive officers and beneficial owners of more than 10% of the common stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based on material provided to the Company, all such reports were filed on a timely basis in 2015.

AUDIT COMMITTEE REPORT

Management has primary responsibility for preparing the consolidated financial statements of the Company, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States (“U.S. GAAS”) and the effectiveness of the Company’s internal control over financial reporting based on criteria established by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board. The Board has adopted a written Audit Committee Charter describing the Audit Committee’s role and responsibilities, which is posted on the Company’s website at www.osg.com.

In fulfilling its oversight responsibilities, the Audit Committee met and held discussions with management and the Company’s independent registered public accounting firm concerning the acceptability and quality of the accounting principles, the reasonableness of significant judgments, and the adequacy and clarity of disclosures in the consolidated financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”). Management represented to the Audit Committee that such consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed such consolidated financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee further discussed with the Company’s independent registered public accounting firm the matters required to be discussed by U.S. GAAS, including those described in PCAOB Auditing Standard No. 16 (Communications with Audit Committees), and PCAOB Auditing Standard No. 5 (An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements).

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the Company’s independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with the independent registered public accounting firm their independence from the Company and management, and considered the compatibility of non-audit services with the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee’s review of the representations of management, the certifications of the Company’s chief executive officer and chief financial officer which are required by the Securities and Exchange Commission (“SEC”) and the Sarbanes-Oxley Act of 2002, and the reports, letters and other communications of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting referred to above be included in the 2015 Form 10-K for filing with the SEC.

Overseas Shipholding Group, Inc. Audit Committee:

Gregory A. Wright, Chairman
Samuel H. Norton
Ronald Steger

April 15, 2016

In accordance with the rules of the SEC, this Audit Committee report does not constitute “soliciting material” and shall not be incorporated by reference in any filings with the SEC made pursuant to the 1933 Act or the 1934 Act and shall not otherwise be deemed filed under such Acts.

RATIFICATION OF APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)

The Audit Committee has reappointed PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company and its subsidiaries for the year ending December 31, 2016, subject to the ratification of the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP, certified public accountants, has served as the independent registered public accounting firm of the Company for the past six years. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and be afforded an opportunity to make a statement, as well as be available to respond to appropriate questions submitted by stockholders. If the appointment is not ratified by stockholders, the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee.

Audit Fees.  Audit fees incurred by the Company to PricewaterhouseCoopers LLP were $8,069,139 and $9,215,631 in 2015 and 2014, respectively. Audit fees include fees for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2015, 2014 and 2013; the review of the financial statements included in the Company’s Forms 10-Q for the respective quarters in the years ended December 31, 2015 and 2014; Sarbanes-Oxley Section 404 attestation procedures; expenses incurred related to the performance of the services noted above; financial audits and reviews for certain of the Company’s subsidiaries; bankruptcy case administration; preparation of periodic fee applications in 2014; and services associated with documents filed with the SEC.

Audit-Related Fees.  Audit-related fees incurred by the Company to PricewaterhouseCoopers LLP were $550,501 and $238,276 in 2015 and 2014, respectively. Audit related fees include fees for matters related to public offerings and accounting consultations related to accounting, financial reporting or disclosure matters, not classified as “audit services.”

Tax Fees.  Tax fees incurred by the Company to PricewaterhouseCoopers LLP were $48,538 and $23,544 in 2015 and 2014, respectively. Tax fees include fees relating to the preparation of certain foreign tax returns.

All Other Fees.  Total other fees incurred by the Company to PricewaterhouseCoopers LLP were $1,960 and $294,158 in 2015 and 2014, respectively.

The Audit Committee considered whether the provision of services described above under “All Other Fees” are compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Company does not believe that any reasonable concerns about the objectivity of PricewaterhouseCoopers LLP in conducting the audit of the Company’s financial statements are raised as a result of the fees paid for non-audit-related services in 2015.

The Audit Committee has established policies and procedures for pre-approving audit and permissible non-audit work performed by its independent registered public accounting firm. As set forth in the pre-approval policies and procedures, unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by the independent auditor. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee and the Board of Directors recommend a vote “FOR” such ratification.

ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF
THE NAMED EXECUTIVE OFFICERS (PROPOSAL NO. 3)

As required by the Dodd-Frank Act, stockholders are being provided with the opportunity to cast an advisory vote on the compensation of the Named Executive Officers for 2015 as described on page 19 of this Proxy Statement in the section titled “Executive Compensation,” including the CD&A included therein.

As more fully described in the CD&A, the Company’s executive compensation program is designed to promote the following objectives:

•	Attract, motivate, retain and reward highly-talented executives and managers, whose leadership and expertise are critical to the Company’s overall growth and success;
•	Compensate each executive based upon the scope and impact of his or her position as it relates to achieving the Company’s corporate goals and objectives, as well as on the potential of each executive to assume increasing responsibility within the Company;
•	Align the interests of the Company’s executives with those of its stockholders by linking incentive compensation rewards to the achievement of performance goals that maximize stockholder value; and
•	Reward the achievement of both the short-term and long-term strategic objectives necessary for sustained optimal business performance.

The Compensation Committee and the Board believe that the design of the executive compensation program, and hence the compensation awarded to the Named Executive Officers, fulfills these objectives.

Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the accompanying compensation tables and narrative which describe in detail how the Company’s compensation policies and procedures implement the Company’s compensation philosophy and disclose the compensation paid to the Named Executive Officers for 2015.

Accordingly, at the Annual Meeting, stockholders will be asked to vote on the following resolution:

RESOLVED, that the stockholders of the Company hereby approve, in an advisory vote, the compensation of the Named Executive Officers for 2015 as described in the “Compensation Discussion and Analysis” section and in the accompanying compensation tables and narrative in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders.

As an advisory vote, the results of the vote will not be binding on the Board or the Company. However, the Board and the Compensation Committee value the opinion of the Company’s stockholders and will consider the outcome of the vote when making future decisions on the compensation of the Named Executive Officers and the Company’s executive compensation principles, policies and procedures. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve the resolution.

The Board recommends a vote “FOR” advisory approval of the resolution set forth above and approval of the compensation of the Named Executive Officers for 2015 as disclosed in this Proxy Statement.

OTHER MATTERS

The Board is not aware of any matters to be presented at the meeting other than those specified above. If any other matter should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice that any person will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. You can notify the Company by sending a written request to the Company at its address set forth above.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 is available at http://ir.osg.com. That Annual Report on Form 10-K does not form part of this Proxy Statement. The Company will provide to any stockholder of the Company, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 upon the written request of such stockholder addressed to the Corporate Secretary of the Company at 1301 Avenue of the Americas, 42nd Floor, New York, NY 10019 or, after May 30, 2016, at 600 Third Avenue, 39th Floor, New York, NY 10016.

By order of the Board of Directors,

JAMES D. SMALL III

Senior Vice President, General Counsel and Secretary

New York, New York
April 29, 2016

AFTER MAY 30, 2016:
OVERSEAS SHIPHOLDING GROUP, INC.
600 THIRD AVENUE, 39TH FLOOR
NEW YORK, NY 10016
ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 7, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 7, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08888-P79473 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

1. Election of Directors

Nominees:

01) Douglas D. Wheat
02) Timothy J. Bernlohr
03) Ian T. Blackley
04) Joseph I. Kronsberg
05) Samuel H. Norton
06) Ronald Steger
07) Gary Eugene Taylor
08) Chad L. Valerio
09) Ty E. Wallach
10) Gregory A. Wright

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

You may access the Proxy Statement and the Company's 2015 Annual Report at http://ir.osg.com.

E08889-P79473

OVERSEAS SHIPHOLDING GROUP, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 8, 2016

The undersigned hereby appoints DOUGLAS D. WHEAT and IAN T. BLACKLEY, and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Westin New York Grand Central Hotel, 212 East 42nd Street, 3rd Floor, Room – Track 61, New York, New York, on Wednesday, June 8, 2016 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do on the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2015 AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

AFTER MAY 30, 2016:
OVERSEAS SHIPHOLDING GROUP, INC.
600 THIRD AVENUE, 39TH FLOOR
NEW YORK, NY 10016
ATTN: SECRETARY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E08890-P79473

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OVERSEAS SHIPHOLDING GROUP, INC.

The Board of Directors recommends that you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Douglas D. Wheat
02) Timothy J. Bernlohr
03) Ian T. Blackley
04) Joseph I. Kronsberg
05) Samuel H. Norton
06) Ronald Steger
07) Gary Eugene Taylor
08) Chad L. Valerio
09) Ty E. Wallach
10) Gregory A. Wright

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name (or names) appear(s) above. For joint accounts each owner should sign. Executors, administrators, trustees, etc. should give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

You may access the Proxy Statement and the Company's 2015 Annual Report at http://ir.osg.com.

E08891-P79473

OVERSEAS SHIPHOLDING GROUP, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 8, 2016

The undersigned hereby appoints DOUGLAS D. WHEAT and IAN T. BLACKLEY and either of them, proxies, with full power of substitution, to vote all shares of stock of OVERSEAS SHIPHOLDING GROUP, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Westin New York Grand Central Hotel, 212 East 42nd Street, 3rd Floor, Room – Track 61, New York, New York, on Wednesday, June 8, 2016 at 2:00 P.M., notice of which meeting and the related Proxy Statement have been received by the undersigned, and at any adjournments thereof.

The undersigned hereby ratifies and confirms all that said proxies, or either of them, or their substitutes, may lawfully do on the premises and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof. If only one of said proxies, or his substitute, shall be present and vote at said meeting or any adjournments thereof, then that one so present and voting shall have and may exercise all the powers hereby granted.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER INDICATED BY THE STOCKHOLDER. IN THE ABSENCE OF SUCH INDICATION, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE APPROVAL BY AN ADVISORY VOTE OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS FOR 2015 AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT AND IN THE DISCRETION OF SAID PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the **OSG SHIP MANAGEMENT, INC. SAVINGS PLAN** (the Plan). This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by **11:59 PM EDT** on June 5, 2016, the Plan's Trustee will vote the shares held in the Plan in the same proportion as votes received from other participants in the Plan.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side